UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SpartanNash Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2023 Proxy Statement
NOTICE OF THE ANNUAL MEETING
OF SHAREHOLDERS

Dear SpartanNash Shareholder,

On behalf of the SpartanNash Board of Directors, I am incredibly pleased to share details about the momentum we are seeing at SpartanNash. The Company successfully completed a remarkable transformation and has now pivoted to growth. By implementing Our Winning RecipeTM, SpartanNash has captured the hearts and minds of Associates and customers alike, and delivered tangible results in the form of reduced Associate turnover, increased market share, additional cost savings, and operational excellence.

As a Board, we remain focused on ensuring our directors bring a well-rounded skill set, with diverse backgrounds and experiences that can best support the Company’s strategic plan and long-term growth. We continue our work on Board refreshment through our self-assessment process, and we expect to advance this important effort in 2023.

ESG continues to be a key area of focus for both the Executive Leadership Team and the Board of Directors. In 2022, we formalized the oversight of the Company’s ESG efforts to the Nominating and Corporate Governance Committee. As part of that process, the Compensation Committee is now overseeing the Company’s human capital management, and the Audit Committee is overseeing the implementation of appropriate controls to ensure the accuracy of ESG data collection and disclosures. The Company's ESG Committee has issued periodic reports to the Board, as well as a list of its ESG goals. We look forward to providing stakeholders with an update on our progress in the Company’s second annual ESG Report, scheduled to be published in mid-2023.

I would like to thank all of the SpartanNash Associates, whose hard work and dedication have been critical to the Company’s success. I would also like to extend my sincere thanks to you, our investors, for your ongoing support of the Board and management team.

SpartanNash has driven significant positive change since launching Our Winning Recipe, and we have a clear strategic plan in place that we are confident will continue to enhance shareholder value now and for years to come.

Thank you for your investment in SpartanNash.

With gratitude,

Douglas A. Hacker

Chairman of the Board of Directors

1	2022 Proxy Statement

Dear SpartanNash Shareholder,

SpartanNash is proud of the role we played in 2022 in delivering the ingredients for a better life. Last year, we continued to successfully build upon the execution of our corporate identity, known as Our Winning RecipeTM, and made critical investments in putting People First.

In what was a pivotal year for SpartanNash, I’m proud to share our 2022 highlights:

•
Generated $9.6 billion in revenues, an 8% increase, compared to $8.9 billion in 2021
•
Returned $62.2 million to shareholders in the form of dividends and share repurchases
•
Secured $25+ million in run-rate cost savings in connection with the supply chain transformation initiative
•
Optimized our fleet mileage by implementing a West Coast distribution solution
•
Decreased ozone-depleting emissions in our distribution centers by more than 30% in 2022, compared to 2021
•
Launched and made meaningful progress on our merchandising transformation initiative that we anticipate will generate significant benefits for our business, as well as our customers and vendors
•
Increased shareholder transparency by providing a detailed roadmap to achieving our long-term financial targets

People First

In the past year, I have witnessed firsthand a step-change in the positive energy across the organization. We are writing a new chapter in our Company’s 100+ year history. I thank each of our 17,500 Associates who go above and beyond every day to reach our goals.

With a focus on our People First culture, in 2022 we hired a new Chief Human Resources Officer and added a new Senior Director of Diversity and Inclusion role. These two leaders and their team are furthering our commitment of hiring, developing, and maintaining a diverse and inclusive workforce.

Our people are the heart of the Company, and their safety and wellbeing are of the utmost importance. Since 2020, we have decreased our lost-time incidents by 72%, and we are implementing new initiatives to improve safety.

Commitment to Sustainability

We issued our first ESG Report in 2022, which provided insights on the sustainability efforts the Company has been working on for several years. The report also established baseline metrics and our approach to future ESG initiatives.

During the year, we conducted a Materiality Assessment to determine short- and long-term goals. We also established best practices for data collection and disclosure. To formalize the reporting structure and successfully drive progress toward achieving our long-term goals, we created three subcommittees within our ESG Committee. We are excited to share more about our ESG progress on page 20 of this proxy statement.

2	2022 Proxy Statement

Fiscal 2025 Long-Term Targets

Building on the success of our transformation, we have now pivoted to growth. By continuing to implement Our Winning Recipe, we expect our fiscal 2025 long-term financial targets will grow:

•
Net sales to more than $10.5 billion, an increase of at least 17% from fiscal 2021
•
Adjusted EBITDA to more than $300 million(1), an increase of at least 40% from fiscal 2021

Playing to Win

I am energized to build on our momentum in 2023. The progress we have made thus far gives me great confidence that we are going to deliver on our long-term financial targets and continue driving value for our shareholders well into the future.

On behalf of the Board of Directors, our Executive Leadership Team, and all of our Associates, I thank you for your continued support and investment in SpartanNash.

Sincerely,

Tony Bashir Sarsam

President and Chief Executive Officer

(1) The Company is unable to provide a full reconciliation of the GAAP to non-GAAP measures used in the Fiscal 2025 Long-Term Targets section of this letter without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company's routine activities. These adjustments may include, among other items, restructuring and asset impairment activity, acquisition and integration costs, severance, and the impact of adjustments to the last-in-first-out (LIFO) inventory reserve. This information is dependent upon future events, which may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2025.

3	2022 Proxy Statement

SpartanNash Company 850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan 49518-8700

The 2023 Annual Meeting of Shareholders (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of SpartanNash Company (the “Company”) is scheduled to be held virtually on May 24, 2023, at 10:00 a.m., Eastern Daylight Time. At the Annual Meeting, we will consider and vote on the matters listed below.

MEETING DETAILS

Meeting Date	Meeting Time	Record Date	Location
May 24, 2023	10:00 a.m. E.D.T.	The close of business on March 29, 2023	Via live webcast at https://www.cesonlineservices.com/sptn23_vm

VOTING MATTERS

1

Election of the eight directors named in this proxy statement to serve until the 2024 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified;

2	Advisory approval of the Company’s named executive officer compensation;
3	Advisory vote on frequency of future advisory votes on named executive officer compensation;
4	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for the fiscal year ending December 30, 2023; and
5	Any other business that may properly come before the meeting, and any adjournment, postponement or continuation of the meeting.

The foregoing items are described more fully in the accompanying proxy statement.

Only shareholders of record of the Company’s common stock as of the close of business on March 29, 2023, or their duly designated proxies, are entitled to notice of and to vote at the Annual Meeting. Such shareholders are urged to submit a proxy card, even if their shares were sold after such date.

4	2022 Proxy Statement

Notice of Annual Meeting of Shareholders

The 2023 Annual Meeting of Shareholders will once again be held in a virtual format to provide a safe experience for our shareholders and Associates. The Annual Meeting will be held online via a live webcast at https://www.cesonlineservices.com/sptn23_vm. You may only participate in the virtual meeting by registering in advance at https://www.cesonlineservices.com/sptn23_vm prior to the deadline of 10:00 a.m. Eastern Daylight Time on May 23, 2023. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the Annual Meeting and will permit them to submit questions during the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ileana McAlary

Executive Vice President, Chief Legal Officer

and Corporate Secretary

April 11, 2023

Your vote is important to us. PLEASE VOTE PROMPTLY ONLINE, BY PHONE, OR BY MAIL, REGARDLESS OF

WHETHER YOU PLAN TO ATTEND THE MEETING. Voting your shares prior to the meeting will not affect your right to attend or vote at the meeting. See the information under “Questions and Answers about the Proxy Materials and our Annual Meeting” regarding how to vote.

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies, Morrow Sodali LLC, at the contact listed below.

M O R R O W

S O D A L I

509 Madison Avenue Suite 1206

New York, NY 10022

Shareholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400
Email: SPTN@investor.morrowsodali.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 24, 2023: The Company’s proxy statement and annual report to shareholders for the fiscal year ended December 31, 2022, are currently available for viewing online at www.proxyvote.com.

5	2022 Proxy Statement

In this proxy statement, we refer to SpartanNash Company as “SpartanNash,” the “Company,” “we,” and “us,” the Company’s Board of Directors as the “Board” and the Company’s 2023 Annual Meeting of Shareholders, including any adjournments, postponements, or continuations thereof, as the “Annual Meeting.” We refer to the fiscal year ending December 30, 2023 as “fiscal 2023,” the fiscal year ended December 31, 2022 as “fiscal 2022,” the fiscal year ended January 1, 2022 as “fiscal 2021,” and the fiscal year ended January 2, 2021 as “fiscal 2020,” and references to a “year” made in connection with our financial information or operating results are to the fiscal year, unless otherwise stated.

6	2022 Proxy Statement

On or about April 11, 2023, this proxy statement, the Company’s annual report to shareholders for fiscal 2022, and a proxy card were first mailed to our shareholders entitled to notice of and to vote at the Annual Meeting.

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should carefully read this entire proxy statement and the Company’s annual report to shareholders for fiscal 2022 before voting.

ANNUAL MEETING OF SHAREHOLDERS

Meeting Date	Meeting Time	Record Date	Location
May 24, 2023	10:00 a.m. E.D.T.	The close of business on March 29, 2023	Via live webcast at https://www.cesonlineservices.com/sptn23_vm

WAYS TO VOTE

Mail	Internet	Phone
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.	www.proxyvote.com	1-800-690-6903

REGISTRATION AND ADMISSION

The Annual Meeting will be held online via a live webcast at https://www.cesonlineservices.com/sptn23_vm. In order to attend the Annual Meeting virtually via the Internet, participants must register at https://www.cesonlineservices.com/sptn23_vm prior to the registration deadline of 10:00 a.m. Eastern Daylight Time on May 23, 2023. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email.

YOUR VOTE IS IMPORTANT

Please vote promptly online, by phone, or by mail, regardless of whether you plan to attend the Annual Meeting. Voting your shares prior to the meeting will not affect your right to attend or vote at the meeting.

7	2022 Proxy Statement

Proxy Summary

MEETING AGENDA AND BOARD VOTING RECOMMENDATION

1

Election of the eight directors named in this proxy statement to serve until the 2024 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified

“FOR” each of the Board’s nominees
2	Advisory vote to approve the Company’s named executive officer compensation	“FOR”
3	Advisory vote on frequency of future advisory votes on named executive officer compensation	“1 YEAR”
4	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for fiscal 2023	“FOR”

We will also transact any other business that may properly come before the meeting, and any adjournment, postponement, or continuation of the meeting.

OUR DIRECTOR NOMINEES

Our Board consists of a diverse group of highly experienced and accomplished leaders in their respective fields. The following table and charts provide summary information about the Board’s director nominees standing for election at the Annual Meeting, each of whom is currently a member of the Board. Detailed information about each director nominee’s background, skill set, and areas of experience can be found beginning on page 25 of this proxy statement.

				Committee Memberships			Membership on other Public Company Boards
Name	Age	Independent	Occupation	AC	CC	NCGC
M. Shân Atkins	66		Independent Business Executive and Retired Retail and Consumer Executive	C, F	M		2
Douglas A. Hacker	67		Chairman of the Board, Independent Business Executive and Retired Chief Financial Officer and Executive Vice President Strategy of UAL Corp.				1
Julien R. Mininberg	58		Chief Executive Officer of Helen of Troy Limited		M	M	1
Jaymin B. Patel	55		Executive Chairman of Perennial Climate, Inc.	M, F		M	2
Major General (Ret.) Hawthorne L. Proctor	76		Managing Partner of Proctor & Boone Consulting LLC	M		M	-
Pamela S. Puryear, Ph.D.	59		Independent Business Executive and Former Chief Human Resources Officer in Retail and Healthcare	M	M		2
Tony B. Sarsam	61		President and Chief Executive Officer of SpartanNash				-
William R. Voss	69		Managing Partner of Lake Pacific Partners		M	C	-

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
NCGC	Nominating and Corporate Governance Committee	F	Financial Expert

8	2022 Proxy Statement

Proxy Summary

Independence

1
89%
Independent
7
Independent
Non-independent

Gender Diversity

2
22%
Diverse
6
Females
Males

Tenure[1]

4
Average
Tenure:
5.5 Years
4
< 5 Years
5+ years

Age

1
3
Average
Age:
64 Years
4
< = 60 years
61-69 years
70+ years

Racial Diversity

1
2
33%
Diverse
5
White
African American or Black
Asian

1 Presents the approximate average tenure for all director nominees as of April 1, 2023 measured since the 2013 merger of Nash-Finch Company (“Nash Finch”) and Spartan Stores, Inc. (“Spartan Stores”). See “Board Tenure” beginning on page 24 of this proxy statement for more information about the tenure of our director nominees.

9	2022 Proxy Statement

Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

The Board believes that effective corporate governance should reinforce a culture of corporate integrity, foster the Company’s pursuit of profitable growth, and ensure quality and continuity of corporate leadership. Highlights of our governance practices include:

Annual election of all directors	Policy against director overboarding

Any director who receives more “withheld” votes than “for” votes in an uncontested election must offer his or her resignation	Policy against hedging and pledging of our securities

Independent Chairman of the Board	Robust stock ownership policy for directors and officers

All directors except the CEO are independent	Clawback policy for the recovery of incentive compensation from Vice Presidents and above, including for misconduct

Board reflects diversity of gender, race, backgrounds, skills, experiences, and expertise	Annual advisory vote on named executive officer compensation

Annual Board and Committee evaluations, or peer evaluations of directors	Director orientation and continuing education programs

Strong Board oversight of Enterprise Risk Management	Commitment to ongoing Board refreshment and diversity

Annual evaluation of the Chief Executive Officer and Executive Leadership team	Formal ESG oversight by all three Committees

OUR EXECUTIVE COMPENSATION PROGRAMS

The Board believes that our compensation policies and practices are effective in achieving the Company’s goal of attracting, motivating, rewarding and retaining the senior management talent required to achieve our corporate objectives and increase shareholder value through long-term profitable growth. The Board believes that executive compensation is appropriately tied to corporate performance and recommends that shareholders vote in favor of the say-on-pay proposal. As part of the ongoing review of its executive compensation practices and to further align to shareholder interests, the Compensation Committee has made changes to the 2023 Long Term Incentive awards to further align executive performance with shareholder interests. These changes include three year performance periods and a greater focus on individual awards moving from performance cash incentives to Performance Share Units incentive payouts.

SHAREHOLDER OUTREACH

Since our last annual meeting, our executive leadership team and Board have actively sought engagement with our investors to discuss our Company's strategy, governance practices, sustainability initiatives, and other topics of importance to investors. In November, the Company hosted its first Investor Day to share its strategic initiatives and a detailed path on how the Company plans to achieve its long-term financial targets. Our Board believes that Company management should proactively seek productive dialogue with our shareholders. Detailed information about how shareholders can communicate with members of the Board can be found on page 20 of this proxy statement.

10	2022 Proxy Statement

Proxy Summary

2022 ESG HIGHLIGHTS

SpartanNash is committed to sustainability. The Company published its first Corporate Social Responsibility Report in 2016, and annually thereafter. In 2022, we issued our first ESG Report, which provided insights on the sustainability efforts the Company has been dedicated to for several years and established baseline metrics to achieve the Company's goals. Our focus areas to advance our ESG goals include:

•
People: Engaging, developing, and rewarding our Associates; ensuring a diverse and inclusive workforce; and keeping our Associates safe.
•
Operational Excellence: Reducing our carbon footprint and costs through supply chain efficiencies; creating a stable and secure supply chain.
•
Insights That Drive Solutions: Focusing on providing healthy, convenient and local options and related education; developing services that improve health care outcomes for our pharmacy patients.

In 2022, the Nominating and Corporate Governance Committee was formally tasked with overseeing the Company's ESG framework. In addition, the management-led ESG Committee formed three subcommittees - the Environmental Committee, Social Committee, and Governance Committee - to develop and implement initiatives in support of our ESG goals. During the year, we hired a new Chief Human Resources Officer and added a Senior Director of Diversity and Inclusion role to deliver on the Company's commitment of hiring and maintaining a diverse workforce. The ESG Committee and the three subcommittees are overseen by four executive chairs and report to the Board's Nominating and Corporate Governance Committee. Detailed information about our ESG initiatives is available beginning on page 20 of this proxy statement.

11	2022 Proxy Statement

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following eight directors for election at the Annual Meeting. Biographical information concerning the director nominees appears below under the heading “Board of Directors.”

If elected, each nominee will hold office for a one-year term expiring at the 2024 annual meeting of shareholders. Each director will hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

M. Shân Atkins	Jaymin B. Patel	Tony B. Sarsam
Douglas A. Hacker	Hawthorne L. Proctor	William R. Voss
Julien R. Mininberg	Pamela S. Puryear, Ph.D.

If any nominee becomes unable to serve or is otherwise unavailable for election, which we do not anticipate, the Board may select a substitute nominee. If a substitute nominee is selected, the shares represented by your properly executed proxy card will be voted for the election of the substitute nominee, unless you give other instructions. If a substitute is not selected, all properly executed proxies will be voted for the election of the remaining nominees. Proxies will not be voted for more than eight nominees.

The Board unanimously recommends that you vote FOR each of the Board’s nominees to be elected as directors.

12	2022 Proxy Statement

Shareholders have the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This advisory vote, which is commonly referred to as the “say-on-pay” vote, is being held pursuant to Section 14A of the Exchange Act.

As described in more detail in the “Executive Compensation” section of this proxy statement, the Company has designed its executive compensation programs to attract, motivate, reward and retain the senior management talent to manage the Company to achieve our corporate objectives and increase shareholder value through long-term profitable growth. We believe our compensation programs are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. For these reasons, and the reasons discussed in the “Compensation Discussion and Analysis” section of this proxy statement, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 annual meeting of shareholders under the heading entitled ‘Executive Compensation,’ is hereby approved.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and programs described in this proxy statement.

The vote is not binding on the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.

The Board unanimously recommends that you vote FOR advisory approval of the compensation of the Company’s named executive officers.

13	2022 Proxy Statement

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This proposal affords shareholders the opportunity to cast an advisory vote on how often we should include an advisory vote on named executive compensation in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting. Shareholders may vote to have the advisory vote on named executive compensation, every year, every two years, or every three years. Shareholders may also abstain from voting on this proposal.

At the Company’s 2017 annual meeting of shareholders, shareholders voted in favor of holding an advisory vote on named executive compensation on an annual basis.

As an advisory vote, the vote on this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions expressed by our shareholders and will take the results into consideration when making future decisions regarding the frequency of conducting advisory votes on named executive compensation.

It is expected that the next vote on a proposal regarding frequency of an advisory vote on named executive compensation will occur at the 2029 Annual Meeting.

Shareholders may cast their advisory vote regarding the frequency of conducting advisory votes on named executive compensation for every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

The Board unanimously recommends that you vote to hold advisory votes on named executive compensation every 1 Year.

14	2022 Proxy Statement

SpartanNash’s Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent certified public accounting firm to audit the financial statements and internal controls of SpartanNash and its subsidiaries for fiscal 2023, and to perform such other appropriate accounting services as may be approved by the Audit Committee.

The Audit Committee evaluates the independence of the auditors at least annually. Deloitte has provided written affirmation that they are independent under all applicable standards, and the Audit Committee believes that Deloitte has effective internal monitoring of their independence. The Company and Deloitte have complied with SEC requirements on audit partner rotation. The lead audit partner was most recently rotated for the fiscal year ending December 31, 2022.

Independence is not the sole factor in the selection of the Company’s independent auditor. The Audit Committee also considers price, quality of service and knowledge of SpartanNash and its industry when selecting its auditor.

More information concerning the relationship of the Company with its independent auditors appears below under the headings “Audit Committee,” “Independent Auditors” and “Audit Committee Report.”

The Audit Committee and the Board believe that the continued retention of Deloitte as the Company’s independent auditor is in the best interests of the Company and its shareholders.

At the Annual Meeting, our shareholders are being asked to ratify the appointment of Deloitte as the Company’s independent auditors for fiscal 2023. Although shareholder ratification is not required by the Company’s organizational documents or applicable law, we value shareholders’ views on the Company’s independent certified public accounting firm and as a matter of good corporate practice we ask you to ratify the selection of Deloitte. In the event that the shareholders fail to ratify the selection, it will be considered a recommendation to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

The Audit Committee and Board unanimously recommend that you vote FOR ratification of the selection of Deloitte & Touche LLP as our independent certified public accounting firm for fiscal 2023.

15	2022 Proxy Statement

At SpartanNash, we are committed to sound and effective corporate governance practices that promote long-term shareholder value and foster strong independent leadership and management accountability. The Board has adopted a Corporate Governance Policy that contains general principles regarding the responsibilities and function of our Board and Board Committees, including with respect to Board leadership structure, Board size and membership criteria, access to senior management and outside advisors, Board, Committee, and director evaluations, and director compensation. The Policy is designed to communicate our fundamental governance principles and to provide management, Associates, and shareholders with insight to the Board’s ethical standards, expectations for conducting business, and decision-making processes.

More information regarding the Company’s corporate governance, including a copy of our Corporate Governance Policy, is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com. The information contained on or connected to the Company’s website is not incorporated by reference into and should not be considered part of this proxy statement.

DIRECTOR INDEPENDENCE

Our Corporate Governance Policy requires that at least two-thirds of the directors be independent. The Board has determined that all directors, other than our Chief Executive Officer, Mr. Sarsam, are independent under applicable rules of Nasdaq. In addition, Frank Gambino, Yvonne Jackson, and Elizabeth Nickels, who served as directors for part of 2022, were deemed independent.

BOARD LEADERSHIP STRUCTURE

The Nominating and Corporate Governance Committee and the Board periodically evaluate the leadership structure of the Board in light of a variety of factors that the Board considers important, including the Company’s current Board composition, the experience and skills of our management team, continuity of leadership, and other factors.

Concurrent with the appointment of Mr. Sarsam as Chief Executive Officer, the Board separated the roles of Chairman of the Board and Chief Executive Officer. Mr. Hacker, who previously served as our Lead Independent Director, currently serves as the Board’s independent Chairman. The Board may consider having the Chairman and Chief Executive Officer roles filled by a single individual in the future and will determine whether to engage stakeholders in the decision-making process at that time. Currently, the Board believes that its leadership structure, in which the roles of Chairman of the Board and CEO are separated, best serves the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s shareholders, including its oversight of management, and the Company’s overall corporate governance. The Board also believes that the current structure allows our CEO to focus on managing the Company, while leveraging our independent Chairman’s experience to drive accountability at the Board level.

Under the Corporate Governance Policy, if the chair of the Board is also the current or former Chief Executive Officer of SpartanNash, the Board will elect a Lead Independent Director from among the directors who are independent under Nasdaq Listing Rule 5605(a)(2).

BOARD EVALUATION AND DIRECTOR PEER REVIEW PROCESS

The Board recognizes that a robust evaluation process is an essential component of strong corporate governance practices and promotes Board effectiveness. The Nominating and Corporate Governance Committee oversees the annual evaluation process, led by the Chair of the Nominating and Corporate Governance Committee.

16	2022 Proxy Statement

Corporate Governance

The Nominating and Corporate Governance Committee reviews the format of the Board and Committee evaluation and director peer review process as necessary to help ensure that the solicited feedback remains relevant and appropriate. Currently, the Board engages in self-evaluation annually, using two processes in alternate years. In one year, the Board evaluates and assesses Committee performance and overall Board performance. The results are discussed by the full Board and each Committee, as applicable, and changes to the Board’s and its Committees’ practices are implemented as appropriate. In the alternate year, the Board conducts a peer review process of individual directors. As part of this process, the Nominating and Corporate Governance Committee selects an independent advisor who speaks with each director individually to obtain insights regarding the contributions of other directors, and to discuss issues in greater depth and obtain more targeted feedback with respect to Board, Committee and individual director effectiveness. The independent advisor provides a report to the Nominating and Corporate Governance Committee summarizing the findings. The Board believes that these processes help promote a culture of objective and robust discussion and deliberation.

THE BOARD’S ROLE IN RISK OVERSIGHT

We recognize the importance of effective risk management to the success of our business and shareholder value and we have long-standing and highly developed structures in place to manage risk. Management of risk is the direct responsibility of the Company’s senior leadership team. The Board is responsible for overseeing the Company’s risk management and risk mitigation. In its oversight of the Company’s risk-management process, the Board seeks to ensure that the Company is informed and deliberate in its risk-taking. Management of risk is the direct responsibility of the Company's senior leadership team. The Company's Chief Compliance Officer ("CCO"), who also serves as Chief Legal Officer, is responsible for overseeing the Company's compliance framework and programs, including monitoring risks that arise with relation to those programs. The CCO is responsible for developing and maintaining compliance policies and procedures, monitoring and assessing compliance risks for the Company, and regularly reporting on compliance matters to the Board. The Company’s primary mechanisms for risk management consist of the Company’s enterprise risk management program (“ERM”), its internal audit program, strategic review sessions held between the Board and management, and the Company’s external audit by an independent auditing firm.

The Board regularly analyzes the Company’s strategic plan and objectives with management. As part of this process, the Board and management identify and assess strategic risks attendant to initiatives such as acquisitions and divestitures, major investments, financings, and capital commitments.

The Board implements its risk oversight function both as a whole and through Committees, which meet regularly and report back to the full Board. In particular:

•
The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting, internal controls, cybersecurity and legal compliance. The Audit Committee oversees the Company’s internal audit and ethics programs, including the Company’s Code of Conduct. On a regular basis, the Audit Committee members meet independently with the Company’s head of internal audit and representatives of the independent auditing firm; and the Company’s Chief Financial Officer, Corporate Controller, and Chief Legal Officer.
•
The Compensation Committee evaluates the risks and rewards associated with the Company’s executive compensation philosophy, policies and programs ensuring that the compensation structure establishes appropriate incentives for executives and Associates. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without impairing the overall incentive nature of the compensation. The Compensation Committee also reviews senior leadership succession planning and human capital management.
•
The Nominating and Corporate Governance Committee regularly reviews the Company’s governance policies, structure and practices to promote the long-term interests of shareholders. The Committee assists the Board in fulfilling its responsibilities regarding the size and composition of the Board, including the identification of qualified candidates for nomination for election to the Board, assesses the independence of directors, evaluates director performance, and oversees the Company's ESG efforts, initiatives, disclosures, and progress against goals and targets.

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Corporate Governance

Cybersecurity Risk Oversight

The Audit Committee provides assistance to the Board in fulfilling its responsibilities with respect to the oversight of cybersecurity, data security, and the response to security breaches. Senior leadership reports to the Committee quarterly on the Company’s management of cybersecurity risk. The Company has adopted the NIST Cyber Security Framework and is independently audited on the Company’s implementation of the framework. The Company validates Associate awareness of cyber security by periodically sending phishing emails to its Associates. Any Associate who fails the phishing test is required to re-take cybersecurity awareness training. The Company maintains a cyber insurance policy that provides coverage for security breaches.

ESG Risk Oversight

The Board has primary responsibility for oversight of ESG matters, including initiatives and programs related to sustainability, corporate culture, and human capital management, with the standing Committees supporting the Board by addressing these specific ESG matters related to their respective areas of oversight. The Nominating and Corporate Governance Committee oversees the Company's ESG efforts, progress, and practices with respect to matters affecting the Company’s culture and corporate responsibilities, including environmental protection and sustainability. The Audit Committee is charged with oversight of the Company's controls and procedures related to ESG risks and disclosures, including the process for validating data disclosed in the Company's ESG reporting. The Compensation Committee oversees human capital management pay practices.

DIRECTOR ATTENDANCE

Each director is expected to make every effort to attend every Board meeting and every meeting of each Committee on which he or she serves as a member.

In 2022, each director attended at least 75% of the meetings of the Board and the Committees on which he or she served.

Independent directors meet in executive sessions, without the presence of management, at each regularly scheduled Board meeting.

Directors are also expected to attend the Annual Meeting unless compelling personal circumstances prevent attendance. All of the Company’s directors then in office attended our 2022 annual meeting of shareholders.

HEDGING AND PLEDGING PROHIBITED

The Board has adopted a policy that prohibits an executive officer or director of the Company from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds).

In addition, the Company’s executive officers and directors are not permitted to pledge, or otherwise encumber shares of the Company’s common stock or other equity securities as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account. A copy of the Company’s Policy on Hedging and Pledging Company Stock is available in the “Investor Relations — Corporate Governance” section of our corporate website, www.spartannash.com.

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Corporate Governance

MAJORITY WITHHELD VOTING POLICY

Under the Company’s Corporate Governance Policy, any director who receives a greater number of votes “withheld” than votes “for” such election in an uncontested election at an annual meeting of shareholders (a “Majority Withheld Vote”) is required to offer his or her resignation from the Board to the Nominating and Corporate Governance Committee upon certification of the shareholder vote. The resignation will be effective if and when accepted by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists entirely of independent directors, will promptly consider the acceptance of the director’s offer of resignation (excluding the affected director from consideration of and voting on acceptance of the resignation).

CHANGE IN EMPLOYMENT STATUS

A director who experiences a material change in his or her employment status is expected to promptly offer his or her resignation as a director to the Nominating and Corporate Governance Committee. The Committee will promptly consider and vote upon acceptance or rejection of the director’s offer to resign (excluding the affected director from consideration of and voting on acceptance of the resignation).

OTHER BOARD MEMBERSHIPS

Executive officers of the Company must notify the Nominating and Corporate Governance Committee before serving as a member of the board of directors of any other business organization. The Nominating and Corporate Governance Committee reviews the Chief Executive Officer’s membership on external boards of directors at least annually. The Chief Executive Officer may not serve on the board of directors of more than one business organization not affiliated with the Company without the prior review and approval of the Nominating and Corporate Governance Committee. The Committee may limit the directorships for any other executive officer if it believes that they will interfere with the executive officer’s responsibilities to the Company. Non-management directors may not serve on more than three other public company boards without the prior review and approval of the Nominating and Corporate Governance Committee.

CODE OF CONDUCT

The Audit Committee has approved a Code of Conduct (the “Code”) that articulates the Company’s standards regarding business ethics and expectations. The Code applies to all Associates, officers, and members of the Board. The Code establishes guidelines to help the Company conduct our business with honesty and integrity and in compliance with applicable law. The Code requires all Associates of the Company to report promptly any violations of the Code. Associates may report violations through reporting systems on a confidential and anonymous basis. The Code is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com. We intend to satisfy applicable disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on the Investor Relations page of our website.

MANAGEMENT SUCCESSION PLANNING

Under our Corporate Governance Policy, the Board maintains and periodically reviews a succession plan for the Company’s Chief Executive Officer and such other executive officers as it deems appropriate to manage the continuity of leadership in the execution of the Company’s business strategies. The succession plans are based upon recommendations of the Compensation Committee and formally approved by the Board.

BOARD AND MANAGEMENT COMMUNICATION

SpartanNash is committed to open and effective communication between the Board and management. Directors are encouraged to consult with any SpartanNash manager or Associate and may visit Company facilities without the approval or presence of corporate management. The Board is required to dedicate a substantial portion of at least one meeting per year to discussions with management regarding the Company’s strategic plan.

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Corporate Governance

DIRECTOR EDUCATION

The Board believes in continuous improvement of Board effectiveness and functioning as well as individual skills and knowledge. All new directors are required to participate in our director orientation program to familiarize them with the Company’s business, strategic plans, significant financial, accounting and risk management issues, ethics and compliance programs, corporate governance practices, sustainability strategy, principal officers, and internal and independent auditors. The Company encourages all its directors to attend continuing education programs so that they may stay abreast of developments in corporate governance and best practices and further develop their expertise.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who wish to send communications to the Board, any Committee or any director or group of directors may do so by sending them in care of our Corporate Secretary, Ileana McAlary, at SpartanNash Company, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700. The Corporate Secretary has the discretion to screen communications that are unrelated to the business or governance of SpartanNash, or otherwise inappropriate. The Corporate Secretary will, however, compile all shareholder communications that are not forwarded, and such communications will be available to any director. A copy of our Shareholder Communication Policy can be found in the “Investor Relations – Corporate Governance” section of our website, www.spartannash.com.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

As a food solutions Company, SpartanNash is focused on delivering the ingredients for a better life to our customers, Associates and the communities we serve. This commitment extends beyond the footprint of our distribution centers and stores, and it supports SpartanNash’s long-term growth.

The Company published its first Corporate Social Responsibility Report in 2016, and annually thereafter. In 2022, we issued our first ESG Report, which provided insights on the sustainability efforts the Company has been working on for several years. The report also established baseline metrics and our approach to future ESG initiatives.

During the year, the Board of Directors charged the Nominating and Corporate Governance Committee with authority to oversee the Company’s ESG efforts, the Compensation Committee with oversight of human capital management, and the Audit Committee with overseeing the implementation of appropriate controls to ensure the accuracy of ESG data collection and disclosures. The Company also formed three subcommittees within its ESG Committee – the Environmental Committee, Social Committee, and Governance Committee – to thoroughly manage the processes to successfully implement initiatives and achieve our goals. The ESG Committee is overseen by four executive chairs – the Company’s Chief Legal Officer, Chief Human Resources Officer, Chief Supply Chain Officer, and Senior Vice President, Communications.

The Company also completed a Materiality Assessment in 2022 to identify ESG priorities. Of those, we developed ESG goals, which are in alignment with our ESG strategy and focus areas, as well as SpartanNash’s Core Capabilities – People, Operational Excellence, and Insights That Drive Solutions.

Beyond the formalized strategy, the Company continued to implement ESG initiatives throughout the year and made progress on our ESG journey. More details will be provided in our 2022 ESG Report, scheduled to be issued in mid-2023.

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Corporate Governance

The Company is proud to provide the following updates and highlights from fiscal 2022:

People First Actions

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Increased retail entry-level pay by more than 30% since September 2020.
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Expanded Associate onboarding and training programs with an emphasis on safety and supply chain efficiencies.
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Increased yearly tuition reimbursement by 75% to the IRS maximum tax-free amount of $5,250 and extended the benefit to part-time Associates working more than 30 hours per week.
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Added Paid Parental Leave, enabling new parents to receive four weeks of paid time off after the birth or adoption of a child.
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Increased the retail discount program so Associates receive 10% off all items in Company-owned stores plus 10 cents off each gallon of gas at fuel centers.
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Hired a new Chief Human Resources Officer with proven experience in diversity and inclusion (D&I).
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Added a new role, Senior Director of Diversity and Inclusion, to further deliver on the Company’s commitment of hiring and maintaining a diverse and inclusive workforce.
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Enhanced our Associate Engagement Survey to provide more insightful and detailed data in real time, with action plans in development.

Environmental

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Decreased ozone-depleting emissions in distribution centers by more than 30% in 2022 compared to 2021.
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Continued to optimize our fleet MPG and miles.
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Implemented an Environment, Health and Safety Commitment and Policy.
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Decreased lost-time incidents by 72% from 2020 to 2022 and continued to implement new initiatives to further safety efforts.

Social

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Donated more than $14 million worth of food and essential products to local food banks.
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Gave more than $1.5 million toward disaster relief efforts.
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Associates volunteered more than 3,330 hours of service across West Michigan, Minneapolis, and Norfolk, Virginia, during the Company’s 10th Helping Hands event.
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Provided ongoing access to Nutrition Pathways® educational resources for store guests at the majority of the Company-owned retail stores to help families make faster, easier, and healthier choices when managing chronic or acute health conditions, allergies, or intolerances.

Governance

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The Board of Directors remains focused on ensuring the directors bring a well-rounded skill set, with diverse backgrounds and experiences that can best support the Company’s strategic plan and long-term growth.
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In 2022, three new Directors were appointed to the Board. The Company continues to work on Board refreshment through our self-assessment process, and expects to advance this important effort in 2023.
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The Company’s ESG Committee has provided periodic reports to the Board, as well as a list of its ESG goals.

21	2022 Proxy Statement

Our Board consists of a diverse group of highly experienced and accomplished leaders in their respective fields. All of our directors have senior leadership experience at various public and private enterprises. In these positions, they have gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. They also have in-depth public company experience serving as executive officers, or on boards of directors and board committees, and have a robust understanding of corporate governance practices and trends.

The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes, and experiences of our directors provide SpartanNash with business acumen and a diverse range of perspectives to effectively address SpartanNash’s evolving needs and represent the best interests of SpartanNash’s shareholders.

NOMINEE QUALIFICATIONS AND THE NOMINATIONS PROCESS

There are no standing qualifications for nomination for election or appointment to the Board. In the event that a vacancy exists, or we decide to increase the size of the Board, the Nominating and Corporate Governance Committee recommends criteria tailored to the needs of the Board at that time to guide the search and evaluation of candidates and identifies, interviews and evaluates, and makes recommendations to the Board regarding appropriate candidates. The Board has identified certain qualifications, attributes and skills that should be represented on the Board as a whole, which are discussed in the “Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole” section below.

The Nominating and Corporate Governance Committee may engage and pay fees to third party search firms to assist in identifying possible candidates for director and providing information to assist the Committee in the evaluation of possible candidates.

The Nominating and Corporate Governance Committee evaluates candidates recommended by a shareholder using the same criteria as for other candidates recommended by its members, other members of the Board, or other persons. Shareholders who wish to recommend a director candidate should submit the candidate’s name and background information in writing to our Corporate Secretary, Ileana McAlary, at SpartanNash Company, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700.

QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE TO BE REPRESENTED ON THE BOARD AS A WHOLE

The Company’s core businesses include distributing grocery products to a diverse group of independent and chain retailers, its corporate owned retail stores, military commissaries and exchanges, and an increasing number of larger e-commerce, dollar store and similar national account customers. Our corporate owned retail stores support our core distribution business. Food distribution is a highly competitive and dynamic business. Accordingly, the Board believes that at least some of our directors should have experience or specific knowledge in distribution industries at the executive level. The Board believes that directors with experience or in-depth knowledge of the grocery or fast moving consumer goods industries are uniquely qualified to inform the Board’s deliberations regarding business strategy and operations. The Board has also found it valuable to have members with knowledge and experience in distribution and logistics.

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Board of Directors

In addition, the Board believes that its membership should include directors who have:

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a high degree of financial expertise;
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experience with human capital management and executive compensation;
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strategic planning skills;
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relevant business experience as a chief executive officer, chief financial officer, or equivalent operating experience; and
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diverse perspectives, education, experience, skills, gender, race, and ethnicity.

BOARD REFRESHMENT

Our Board has an ongoing commitment to Board refreshment and to having highly qualified, independent voices in the boardroom. The Board believes the fresh perspectives brought by new directors are important to a forward-thinking and strategic Board when appropriately balanced with the deeper understanding of our business provided by longer-serving directors. In 2022, the Board appointed Messrs. Mininberg and Patel and Dr. Puryear to the Board. Each brings to the Board strong and relevant business and leadership experience, human capital management expertise, and organizational and operational backgrounds which have enhanced the overall effectiveness and composition of the Board. In 2022, three long-serving directors retired in conjunction with the addition of these three new directors, maintaining the size of the Board at nine directors after the Annual Meeting. Additionally, the Board continually evaluates and makes recommendations for appointments to committee and chair assignments.

DIRECTOR SKILLS MATRIX

The following matrix highlights the mix of key skills and experiences of the nominees that, among other factors, led the Board and the Nominating and Corporate Governance Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that skill or experience. Nominees have developed competencies in these skills through education, direct experience, and oversight responsibilities. Additional biographical information on each nominee is set out below beginning on page 25 of this proxy statement.

Name	Business Operations and Leadership	Food or Consumer Product Industry	Sales and Marketing	Supply Chain / Logistics	Strategic Transaction / M&A	Financial Expertise	IT / Cybersecurity	Risk Management	Public Company Experience	ESG / D&I
M. Shân Atkins
Douglas A. Hacker
Julien R. Mininberg
Jaymin B. Patel
Hawthorne L. Proctor
Pamela S. Puryear, Ph.D.
Tony B. Sarsam
William R. Voss

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Board of Directors

BOARD DIVERSITY

The Board believes that the Company and its shareholders are best served by having a Board that has a diversity of perspectives, education, experience, skills, gender, race, and ethnicity, and the Nominating and Corporate Governance Committee endeavors to seek out such candidates when searching for new directors. The following matrix highlights the diversity of our directors.

Board Diversity Matrix (as of April 1, 2023)

Total Number of Directors: 9

	Female	Male
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black	1	1
Alaskan Native or Native American	—	—
Asian	—	1
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	1	5
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—

BOARD TENURE

Because the merger of Nash Finch and Spartan Stores in 2013 fundamentally transformed each constituent company and created a new, larger, and more complex organization, the Board believes it is appropriate to measure director tenure by reference to service to the combined company, which is SpartanNash. The table below presents the approximate tenure as of April 1, 2023 of each director nominee and the average for all director nominees, measured with respect to the combined company, SpartanNash.

Director Nominees	Years of Service to SpartanNash Company
M. Shân Atkins	9.4
Doug A. Hacker	9.4
Julien R. Mininberg	1.2
Jaymin B. Patel	1.2
Hawthorne L. Proctor	9.4
Pamela S. Puryear, Ph.D.	1.2
Tony B. Sarsam	2.5
William R. Voss	9.4
Average	5.5

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Board of Directors

DIRECTOR NOMINEES

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, public company directorships held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should continue to serve as a director for the Company. Except as otherwise indicated, each of these persons has had the same principal position and employment for over five years.

M. Shân Atkins, NACD.DC and ICD.D

INDEPENDENT DIRECTOR

AUDIT COMMITTEE CHAIR

M. Shân Atkins, NACD.DC and ICD.D is a business executive with extensive experience in retail strategy and operations, consumer goods, food distribution, accounting and finance, and private investment. She has been a director of SpartanNash since 2013. She presently chairs the Audit Committee of SpartanNash, and also serves on the Company's Compensation Committee.

In addition to her service on the Board of SpartanNash, Ms. Atkins has served on nine other North American public and private company boards. She has been a director of Darden Restaurants, Inc. (NYSE), an owner and operator of full-service restaurants, since 2014, where she serves on the Audit and Nominating/Governance Committees; and Aurora Cannabis (NASDAQ), a leading Canadian integrated cannabis producer, since 2019, where she chairs the Audit Committee and serves on the Human Resources and Compensation Committee.

Her prior experience includes serving as a director of SpartanNash Stores, Inc. (NASDAQ), from 2003 until the merger with Nash Finch Company in 2013, where she served a term as chair of the Audit Committee; SunOpta, Inc. (NASDAQ), a manufacturer of natural and organic beverages and snacks, from 2014 to 2019, where she chaired both the Audit and Compensation Committees; LSC Communications (NYSE), a provider of print and digital services, where she served as a director from 2016 to 2021; The Pep Boys — Manny, Moe and Jack (NYSE), an auto parts and service retailer, from 2004 to 2015, where she served terms as both Audit Committee chair and Compensation Committee chair; Shoppers Drug Mart, Canada’s leading drugstore retailer, from 2005 to 2012, where she served a term as chair of the Audit Committee; and Tim Hortons, Inc. (NYSE), Canada’s leading quick serve restaurant chain, where she served as a director from 2007 until its sale to Burger King/3G in 2014. Ms. Atkins also served on the board of True Value Hardware, a leading hardware wholesaler where she served as Chair of the Audit Committee, from 2010 to 2018.

Ms. Atkins is a former partner in the global consumer and retail practice at Bain & Company, the major international consulting firm. At Bain, she spent 13 years serving clients in a variety of consumer goods categories (food, health and beauty, household products, apparel and footwear) and retailers of various types including supermarkets, chain drug stores, mass merchants and specialty retailers. In her executive career she spent five years with Sears Roebuck & Company in a variety of senior roles, including general management responsibility for a $2.3 billion hardlines business which she led to record results, and running foreign sourcing for both Sears Roebuck (USA) and Sears Canada through a network of overseas sourcing offices and staff.

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Board of Directors

Ms. Atkins started her career as a public accountant with Price Waterhouse Canada. She maintains current registration as both a certified public accountant (USA) and chartered accountant/chartered public account (Canada) and has served as an SEC-designated financial expert on all of her audit committees, including in her current role as chair of the Company's Audit Committee. She holds the highest certification as a professional independent director in both the USA (NACD.DC) and Canada (ICD.D) and is a regular speaker at corporate governance programs across North America. In 2021, Ms. Atkins received a Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute.

Ms. Atkins’ qualifications as a director include her expertise in finance and accounting and in cybersecurity, her extensive experience as a director of other publicly traded corporations, and her experience in developing and executing strategic plans for major retail organizations. As chair of the Audit Committee, Ms. Atkins oversees the Company's controls and procedures relating to ESG risks and disclosures, including oversight of data disclosed in the Company's ESG reporting.

Douglas A. Hacker

INDEPENDENT DIRECTOR

BOARD CHAIR

Douglas A. Hacker is a business executive with extensive experience in consumer goods, finance and planning roles. He has been a director of SpartanNash since 2013 and was a director of Nash Finch from 2005 until the merger with Spartan Stores. He presently chairs the SpartanNash Board of Directors.

In addition to his service on the Board of SpartanNash, Mr. Hacker serves as a director and Chair of the Audit Committee of Aircastle Limited (NYSE), a commercial aircraft leasing company, since 2006. He was previously the Co-Chair and now serves as a member of the Board of Trustees of a series of open-end investment companies that are part of the Columbia Threadneedle Investments family of mutual funds, since 1996. Columbia Threadneedle Investments is a leading global asset management group specializing on investment strategies. Before that, Mr. Hacker served as a director of Travelport Worldwide Limited (NYSE) from 2016 to 2019, and as a director of SeaCube Container Leasing Ltd. from 2010 to 2014.

Earlier in his career, Mr. Hacker served in a variety of finance and planning roles at American Airlines from 1981 to 1993. He then held various executive roles at United Airlines (United) and UAL Corporation (UAL), the holding company for United. He was Chief Financial Officer for United from 1993 to 2001; Chief Financial Officer for UAL from 1999 to 2001; President of UAL Loyalty Services from 2001 to 2002; and Executive Vice President, Strategy for UAL from 2002 to 2006. Mr. Hacker earned his A. B. magna cum laude from Princeton University and an M.B.A. from Harvard Business School.

Mr. Hacker’s qualifications as a director include his extensive experience in financial and operating management, including his prior service as Executive Vice President, Strategy, and his service as Chief Financial Officer of a major airline, in addition to his depth of knowledge of executive compensation.

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Board of Directors

Julien R. Mininberg

INDEPENDENT DIRECTOR

Julien R. Mininberg is a business executive with extensive experience in consumer goods. He joined the SpartanNash Board of Directors in February 2022. Mr. Mininberg brings a 32-year track record of building market-leading multinational brands and businesses, transforming organizations and culture, operating expertise, and seasoned leadership skills. Mr. Mininberg serves on the Company's Compensation and Nominating and Corporate Governance Committees.

Mr. Mininberg has been Chief Executive Officer of Helen of Troy Limited (NASDAQ), a $2 billion global consumer products company, since 2014. In 2017 and 2021, he was recognized by Institutional Investor magazine as the top mid-cap CEO in the Food, Beverage, Personal Care and Household Goods industry and elected to their All-America Executive Team. Institutional Investor also named Helen of Troy as one of America's Most Honored Companies in 2021. He previously led Kaz Inc., a private equity backed company, through a major turnaround from 2006 to 2010, serving as its President and later as its CEO. Before joining Kaz, he spent 15 years at The Procter & Gamble Company, where he served in a variety of general management and marketing leadership positions with roughly equal amounts of time in roles in the United States and Latin America. In addition to Mr. Mininberg's 10 years of experience as a director on public boards, he completed Stanford's Directors' College in 2019.

Mr. Mininberg currently serves as a director of Helen of Troy Limited. He also serves on the Board of Advisors for Yale School of Management and is past President of the school's Alumni Association. In 2021, he was recognized with Yale Alumni Association’s Leadership Award. Mr. Mininberg also served as Vice Chairman of the American Chamber of Commerce's Board of Directors in Guatemala from 2003 to 2005.

Mr. Mininberg’s qualifications as a director include his 32-year track record of building market-leading multinational brands and organizations, proven operational and financial expertise, and seasoned leadership skills.

Jaymin B. Patel

INDEPENDENT DIRECTOR

Jaymin B. Patel joined the SpartanNash Board of Directors in February 2022. Mr. Patel is a proven leader with more than 30 years of high-performance global operating experience in technology led gaming, consumer goods, large-scale distribution/supply chain, and manufacturing related businesses. He serves on the Company's Audit and Nominating and Corporate Governance Committees.

Mr. Patel has served as the Executive Chairman of Perennial Climate, Inc. (formerly known as Cloud Agronomics Inc.), a leading platform for soil carbon measurement using remote sensing technologies to underpin carbon credit offset markets, since 2019. From 2015 to 2018, Mr. Patel was Chief Executive Officer and director of Brightstar Corporation, a global wireless device services company backed by Softbank (during that time). For more than two decades, he served in various executive and financial leadership roles at GTECH (now IGT), including as President and Chief Executive Officer of GTECH Corporation, from 2007 to 2015, and as Senior Vice President and Chief Financial Officer of the publicly traded GTECH Holdings Corporation (NYSE) from 2000 to 2006.

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Board of Directors

Mr. Patel currently serves as an independent director on the Board of Directors of Brown & Brown, Inc. (NYSE), a leading insurance brokerage firm, and Bally’s Corporation (NYSE), a world leader entertainment company. He also serves on the Board of Rip Van, an innovative low sugar food snacking business, and on other private company boards. Mr. Patel is the Chairman of the Foundation Board of the Community College of Rhode Island. He previously served on the Willis Tower Watson board from 2013 through 2022.

Mr. Patel’s qualifications as a director include his long record of leadership with consistently driven high performance within the technology sector, as well as strong supply chain experience, sophisticated business and financial acumen. Mr. Patel has been designated an Audit Committee financial expert supported by his experience overseeing a principal financial or accounting officer, controller, auditors and public accountants.

Maj. Gen. (Ret.) Hawthorne L. Proctor

INDEPENDENT DIRECTOR

Maj. Gen. (Ret.) Hawthorne L. “Peet” Proctor has been a director of the Company since the merger and served as a director of Nash Finch since 2007. His experience includes over 30 years in food distribution and more than 15 years in retail and consumer goods. Maj. Gen. (Ret.) Proctor serves on the Company's Audit and Nominating and Corporate Governance Committees.

Maj. Gen. (Ret.) Proctor has served as Managing Partner of Proctor & Boone LLC Consulting, a business consulting firm, since 2006. He previously served as Senior Logistics Consultant in the Department of Defense (“DOD”) Business Group of Intelligent Decisions, Inc. from 2006 to 2016.

Maj. Gen. (Ret.) Proctor previously served for nearly 35 years in the United States Army, where he performed with distinction in numerous senior logistics management roles, including Commander, Defense Personnel Support Center and later Commander, Defense Supply Center, Philadelphia, 46th Quartermaster General of the United States Army, and J3, or Chief Operating Officer (COO) of the Defense Logistics Agency. While a Commander at the Defense Supply Center, Maj. Gen. (Ret.) Proctor led the way in revolutionizing the customer supply chains in food, clothing, medical supplies, equipment and pharmaceuticals. Innovations included initiating the DOD Mail-Order Pharmacy Program; expanding the use of existing commercial supply chains; establishing e-Commerce portals; and reducing the DOD supply chain footprint and the cost of doing business for food, clothing, pharmaceuticals, medical supplies and equipment.

Maj. Gen. (Ret.) Proctor’s qualifications to serve as a director include his extensive service with the military as an innovative logistician that was exhibited through his prior leadership of a $3.2 billion enterprise that provided food, clothing, pharmaceuticals and medical supplies to DOD organizations.

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Board of Directors

Pamela S. Puryear, Ph.D.

INDEPENDENT DIRECTOR

Pamela S. Puryear, Ph.D. is a business executive with 35 years of global experience in financial services, consulting, healthcare and retail. She joined the SpartanNash Board of Directors in February 2022. She serves as a member of the Company's Audit and Compensation Committees.

From 2009 to 2021, Dr. Puryear held several executive leadership roles, including Executive Vice President, Global Chief Human Resources Officer at Walgreens Boots Alliance; Senior Vice President, Chief Human Resources Officer at Zimmer Biomet; Senior Vice President, Chief Talent Officer at Pfizer Inc., and Vice President, Organizational Development and Chief Talent Officer at Hospira Inc. Prior to 2009, Dr. Puryear led an independent organizational development consulting practice for 12 years working globally and across industry sectors, including consumer products, financial services, healthcare, professional services and insurance. Dr. Puryear spent her first 10 years post-MBA in financial services in the real estate investment advisor industry.

Dr. Puryear currently serves as an independent director of NextGen Healthcare Inc. (NASDAQ) since 2021, where she is a member of the Audit Committee; and on the board of Standard Motor Products Inc. (NYSE) since 2021, where she serves on all committees, and has been appointed as Chair of the Compensation and Management Development Committee effective May 2023.

Dr. Puryear holds a Ph.D. degree in organizational psychology; an MBA degree from the Harvard Business School; and a BA degree in psychology with a concentration in organizational behavior from Yale University. She is a recognized business and human capital thought leader, currently serving as a member of the Advisory Board, Human Capital Center at The Conference Board, a research think tank that delivers business insights to 1,000 public and private organizations in 60 countries. Dr. Puryear was also inducted into the Executive Leadership Council (ELC), the preeminent member organization for Black Executives in 2019, and was named one of the 2021 “Elite 100,” recognizing black female executives changing the face of corporate America.

Dr. Puryear’s qualifications to serve as a director include her proven track record of driving value creation through her expertise in human capital management, organizational transformation, innovation and operational excellence.

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Board of Directors

Tony B. Sarsam

PRESIDENT AND CHIEF EXECUTIVE OFFICER

As President and Chief Executive Officer of SpartanNash, Tony Sarsam leads 17,500 Associates serving food retailers in all 50 states as well as the U.S. military both domestically and abroad. Mr. Sarsam joined SpartanNash and the Board in 2020 and has since focused on building a strong People First culture as the company renews its commitment to growth, operational excellence, customer service and innovation.

With more than three decades of experience in the food industry, Mr. Sarsam has come to understand every side of the consumer-packaged goods business – from the plant floor to the C-suite. Before joining SpartanNash, Mr. Sarsam served as Chief Executive Officer of Borden Dairy Company, a dairy processor and distributor, from 2018 to 2020, and Ready Pac Foods, a manufacturer and distributor of convenience fresh foods, from 2013 to 2018. At Borden, he led the company through a major corporate restructuring and subsequent sale that preserved employment for all frontline associates during a time of significant industry consolidation. His leadership at Ready Pac helped the company grow by more than 60% and establish a dominant 80% share of the complete meal salad category. Mr. Sarsam’s success at Ready Pac attracted great interest and culminated in the sale of the business to Bonduelle in 2017.

Prior to leading Ready Pac, Mr. Sarsam was President of the Nestlé USA Direct Store Delivery Company, where he created and led the world’s largest frozen direct store delivery network, serving Nestlé frozen pizza and ice cream businesses. He has also served as Executive Vice President of Sales and Operations at Dreyer’s, which was acquired by Nestlé. Mr. Sarsam began his career at PepsiCo, where he started as an Associate Engineer and progressed through a series of leadership roles, including Plant Manager, Director of Finance, Region Vice President for Sales and Distribution, and Group Vice President of Go to Market Strategy.

Mr. Sarsam’s qualifications to serve as a director include his extensive industry experience and deep insight into the Company’s business as our Chief Executive Officer.

William R. Voss

INDEPENDENT DIRECTOR

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHAIR

William R. Voss is an investor and business executive with 35 years of experience in consumer goods, retail and distribution. He has served as a director of SpartanNash since the merger in 2013. From 2006 until 2013, he was the Chairman of Nash Finch. He presently chairs the Nominating and Corporate Governance Committee of SpartanNash. As chair of this Committee, Mr. Voss oversees compliance with the Company's corporate governance policy and practices; shareholder engagement; Board composition and refreshment; directors' evaluation and compensation; and the Company's ESG framework, sustainability targets, disclosures, and periodic reports from management on progress against goals and targets. He also serves on the Company's Compensation Committee.

Mr. Voss has served for more than 20 years as Managing Partner of Lake Pacific Partners, a private equity investment firm specializing in food, consumer products and services. During his career, Mr. Voss has led merger, acquisition and divestiture transactions totaling more than $1 billion.

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Board of Directors

He previously served as Chairman and Chief Executive Officer of Natural Nutrition Group, Inc., a leading natural and organic food processor from 1996 to 1999; as Chief Executive Officer of McCain Foods, Inc. from 1993 to 1995; and as President and a director of Pilgrim’s Pride Corporation (NASDAQ) from 1988 to 1992.

Mr. Voss is a certified public accountant (inactive) and has served as a Chairman or director of more than 20 public and privately held companies since 2005, including a $6 billion distributor serving the convenience store industry. Mr. Voss was also a management consultant advising food, consumer, grocery retail, drug retail direct marketing and similar businesses.

Mr. Voss’ qualifications to serve as a director include his extensive experience as an entrepreneur, executive, consultant, investor, and director in the consumer products industry, as well as his experience serving as Chairman, President and director of various Fortune 500 companies.

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Board of Directors

BOARD COMMITTEES

SpartanNash’s Board has three standing committees:

•
the Audit Committee;
•
the Compensation Committee; and
•
the Nominating and Corporate Governance Committee.

Meetings Held in 2022
Full Board of Directors	10
Audit Committee	8
Compensation Committee	6
Nominating and Corporate Governance Committee	7

Audit Committee

The Board has established the Audit Committee to assist the Board in fulfilling its fiduciary responsibilities with respect to accounting, auditing, financial reporting, internal controls and legal compliance. The Audit Committee oversees management and the independent auditors in the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee serves as a focal point for communication among the Board, the independent auditors, the internal auditors and management with regard to accounting, reporting, and internal controls.

Currently, Ms. Atkins serves as Chair of the Audit Committee and Messrs. Mannelly, Patel, and Major General (Ret.) Proctor, and Dr. Puryear serve as members. The Audit Committee has the powers, authority and responsibilities specified in its Charter or delegated to the Committee by the Board. A copy of the Audit Committee Charter is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

The Board has determined that each member of the Audit Committee is independent, as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act, and that Ms. Atkins and Mr. Patel are audit committee financial experts, as that term is defined by the SEC. The designation of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board or otherwise affect the duties, obligations or liability of any other member of the Audit Committee or Board.

Compensation Committee

The Board has established the Compensation Committee to assist the Board in fulfilling its responsibilities relating to compensation of the Company’s executive officers and the Company’s compensation and benefit programs and policies.

Currently, Mr. Mannelly serves as Chair of the Compensation Committee and Messrs. Mininberg and Voss and Ms. Atkins and Dr. Puryear serve as members. The Compensation Committee has the powers, authority and responsibilities specified in its Charter or delegated to the Committee by the Board. A copy of the Compensation Committee Charter is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

The Board has determined that each member of the Compensation Committee is independent, as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10C-1 under the Exchange Act.

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Board of Directors

Processes and Procedures. The Compensation Committee reviews executive compensation on a continuous basis each year, with the most comprehensive reviews typically taking place following year-end. The Committee reviews executive performance, current compensation levels, and compensation benchmarking data and analysis (please see the “Compensation Discussion and Analysis” section of this proxy statement for information about benchmarking analysis). The Committee reviews this information in the context of the Company’s performance and financial results. At the conclusion of this review, the Committee grants share-based awards if appropriate, establishes goals and objectives for the then-current year, and may adjust executive salaries. The Committee’s decision-making process is explained in more detail in the “Compensation Discussion and Analysis” section of this proxy statement.

Consultants and Advisors. The Compensation Committee is authorized to engage consultants, advisors and legal counsel at the expense of the Company. The Compensation Committee Charter requires that any consultant engaged for the purpose of determining the compensation of executive officers must be engaged directly by and report to the Committee. The Committee has authority to approve contracts with and payment of fees and other compensation of consultants, advisors and legal counsel.

Prior to engaging or receiving advice from any compensation consultant or advisor, the Committee reviews the independence of the proposed consultant or advisor, taking into account the following factors:

•
The advisor’s provision of other services to the Company;
•
The amount of fees received from the Company by the advisor, as a percentage of the advisor’s total revenue;
•
The advisor’s policies and procedures that are designed to prevent conflicts of interest;
•
Any business or personal relationship between the advisor and a member of the Committee or any executive officer of the Company; and
•
The advisor’s ownership of any Company stock.

Participation by Management. The Company’s compensation philosophy and the administration of its various compensation plans are determined by the independent directors of the Compensation Committee. Company policy and Nasdaq rules prohibit participation by the Chief Executive Officer in the process of determining his or her own compensation. The Company’s executive officers and Human Resources associates serve as resources to the Compensation Committee and provide advice, information, analysis and documentation to the Committee upon request. The Committee may delegate to the Chief Executive Officer authority to recommend the amount or form of compensation paid to other executive officers and Associates subordinate to the Chief Executive Officer, subject to such limitations as the Committee may require.

Interlocks and Insider Relationships. None of the members of the Compensation Committee during fiscal 2022 was an officer or Associate of SpartanNash or formerly an officer of SpartanNash. None of SpartanNash’s executive officers served as a member of a compensation committee (or board committee performing a similar function) for another entity or served as a director of another entity with an executive officer that serves on the SpartanNash Board. In addition, none of the members of the Compensation Committee have engaged in transactions with related persons since the beginning of fiscal 2022.

Share-based Award Policy. The Board has adopted a Policy Regarding Stock Option Grants and other Share based Awards which provides:

•
Share-based awards will not be back-dated;
•
The exercise price for all share-based awards will be based on the market value of SpartanNash common stock on the effective date of award;
•
The Company will not time its release of material non-public information for the purpose of affecting the value of executive compensation, or time the grant of compensation awards to take advantage of material non-public information.

A copy of the Policy Regarding Stock Option Grants and other Share-based Awards is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

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Board of Directors

Nominating and Corporate Governance Committee

The Board has established the Nominating and Corporate Governance Committee to assist the Board in fulfilling its responsibilities by providing independent director oversight of nominations for election to the Board and leadership in the Company’s corporate governance. The Nominating and Corporate Governance Committee leads regular Board and Committee evaluation and director peer review processes and makes recommendations to the Board regarding Board refreshment.

Currently, Mr. Voss serves as Chair of the Nominating and Corporate Governance Committee and Messrs. Mininberg, Patel, and General (Ret.) Proctor serve as members. The Nominating and Corporate Governance Committee has the powers, authority and responsibilities specified in its Charter or delegated to the Committee by the Board. A copy of the Nominating and Corporate Governance Committee Charter is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as that term is defined in Nasdaq Listing Rule 5605(a)(2).

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INDEPENDENT AUDITORS’ FEES

The aggregate fees billed by Deloitte & Touche LLP to SpartanNash and its subsidiaries for 2022 and 2021 are as follows:

	2022	2021
Audit Fees(1)	$1,306,000	$1,130,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	151,103	81,114
All Other Fees	—	—

(1)
Audit services consist of the annual audit, reviews of quarterly reports on Form 10-Q and consultations.
(2)
Audit-related fees consist principally of services related to accounting consultations and audits in connection with acquisitions.
(3)
Permissible tax services include tax compliance, tax planning and tax advice that do not impair the independence of the auditors and that are consistent with the SEC’s rules on auditor independence. Tax compliance and preparation fees account for $14,000 and $13,000 of the total tax fees for 2022 and 2021, respectively.

Deloitte did not provide any services to SpartanNash or its subsidiaries related to financial information systems design and implementation during the past two years.

AUDIT COMMITTEE APPROVAL POLICIES

The Audit Committee Charter sets forth the policy and procedures for the approval by the Audit Committee of all services provided by Deloitte. The Charter requires that the Audit Committee pre-approve all services provided by the independent auditors, including audit-related services and non-audit services. The Charter allows the Audit Committee to delegate to one or more members of the Committee the authority to approve the independent auditors’ services. The decisions of any Committee member to whom authority is delegated to pre-approve services are reported to the full Committee. The Charter also provides that the Audit Committee has authority and responsibility to approve and authorize payment of the independent auditors’ fees. Finally, the Charter sets forth certain services that the independent auditors are prohibited from providing to SpartanNash or its subsidiaries. All of the services described above were approved by the Audit Committee. None of the audit-related fees or tax fees were approved by the Audit Committee pursuant to the de minimis exception set forth Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

35	2022 Proxy Statement

The Board has appointed the Audit Committee to assist the Board in fulfilling its fiduciary responsibilities with respect to accounting, auditing, financial reporting, internal controls, and legal compliance. The Committee oversees management and the independent public accounting firm in the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Committee serves as a focal point for communication among the Board, the independent public accounting firm, the internal auditors and management with regard to accounting, reporting, and internal controls.

The Committee acts under a Charter which has been adopted by the Board and is available on the Company’s website at www.spartannash.com. The Audit Committee reviews the adequacy of the Charter at least annually. The Board annually reviews the standards for independence for audit committee members under the Nasdaq Listing Rules and has determined that each member of the Audit Committee is independent. The Board has also determined that two members of the Audit Committee are audit committee financial experts under Securities and Exchange Commission rules.

Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the Company’s accounting and financial reporting, the Company’s disclosure controls and internal control over financial reporting, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accounting firm is responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, and providing an attestation report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed, and discussed with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2022, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and Deloitte’s attestation report on the Company’s internal control over financial reporting. The Audit Committee has discussed with Deloitte the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. This included consideration of the compatibility of non-audit services with Deloitte’s independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in SpartanNash’s annual report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted,

M. Shân Atkins, Chair

Matthew M. Mannelly

Jaymin B. Patel

Hawthorne L. Proctor

Pamela S. Puryear, Ph.D.

The information contained in the “Audit Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

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The following table sets forth the number of shares of SpartanNash common stock reported to be beneficially owned by (i) each person or group which is known to the Company to be a beneficial owner of 5% or more of SpartanNash’s outstanding shares of common stock, (ii) each of our directors and nominees for director and each executive officer named in the Summary Compensation Table below (each, an “NEO”) and (iii) all directors, nominees for director and executive officers of SpartanNash as a group. Information reported with respect to SpartanNash directors, director nominees and officers is based on ownership as of March 29, 2023, the record date for the Annual Meeting; information with respect to other beneficial owners is based entirely on the most recent information filed by the beneficial owner with the SEC as of March 29, 2023, and the Company assumes no responsibility for such reports. Ownership of less than 1% of the outstanding shares of common stock is indicated by asterisk.

Name of Beneficial Owner	Sole Voting Power	Sole Dispositive Power	Shared Voting Power	Shared Dispositive Power	Total Beneficial Ownership	Percent of Class(1)
5% Owners
BlackRock, Inc.(2)	6,031,436	6,124,602	—	—	6,124,602	17.4%
The Vanguard Group(3)	—	2,915,829	39,585	70,026	2,985,855	8.5%
Dimensional Fund Advisors LP(4)	2,879,371	2,923,240	—	—	2,923,240	8.3%

Directors, and Executive Officers
M. Shân Atkins	53,759	47,779	—	—	53,759	*
Arif Dar	10,384	10,384	—	—	10,384	*
Bennett Morgan	12,680	1,120	—	—	12,680	*
Douglas A. Hacker	62,627	55,713	—	—	62,627	*
Masiar Tayebi	21,598	5,873	—	—	21,598	*
Matthew M. Mannelly	26,334	20,354	—	—	26,334	*
Julien R. Mininberg	10,600	4,620	—	—	10,600	*
Jason Monaco	56,370	12,746	—	—	56,370	*
Jaymin B. Patel	10,600	4,620	—	—	10,600	*
Hawthorne L. Proctor	36,688	30,708	—	—	36,688	*
Pamela S. Puryear, Ph.D.	10,600	4,620	—	—	10,600	*
Tony B. Sarsam	181,784	54,093	—	—	181,784	*
Thomas Swanson	33,447	21,981	—	—	33,447	*
Yvonne Trupiano	—	—	—	—	—	*
William R. Voss	40,952	34,972	—	—	40,952	*
All directors, and current executive officers as a group (16 persons)	600,157	308,619	—	—	600,157	1.7%

(1)
The percentages set forth in this column were calculated on the basis of 35,119,509 shares of common stock outstanding as of March 29, 2023. For SpartanNash directors, and officers, the number of shares stated is based on information provided by each person listed and includes shares the listed person has a right to acquire within 60 days of March 29, 2023. These numbers include shares solely owned by the listed person, shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.
(2)
Based on a Schedule 13G/A filed January 23, 2023 by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.
(3)
Based on a Schedule 13G/A filed February 9, 2023 by The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA, 19355.
(4)
Based on a Schedule 13G/A filed February 10, 2023 by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746.

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SpartanNash’s executive officers are appointed annually by, and serve at the pleasure of, the Board or the Chief Executive Officer. Biographical information for our Chief Executive Officer Mr. Sarsam is included above in the “Board of Directors” section of this proxy statement. The following sets forth biographical information concerning SpartanNash’s other executive officers:

Ileana McAlary (age 48) has served as Executive Vice President, Chief Legal Officer and Corporate Secretary since March 2023, and previously served as Senior Vice President, Chief Legal Officer and Corporate Secretary since November 2021. Ms. McAlary oversees the Company's Legal, Government Affairs, and Aviation departments. She was previously the Vice President Associate General Counsel at Wolverine World Wide, Inc. from September 2016 to November 2021, where she also served as Compliance Officer and oversaw the company's regulatory compliance, corporate governance, indirect procurement, cybersecurity and global security functions. Prior to Wolverine World Wide, she held roles as Senior Counsel at Meijer, Inc. from 2013 to 2016, where she supported the Midwest grocer's retail, distribution and pharmacy operations; as Corporate Counsel III at Amway Corporation from 2006 to 2013 where she supported the company's Latin America and European legal operations; and as an attorney at the Miller Johnson law firm from 2003 to 2006. In October 2022, Ms. McAlary was appointed to the Davenport University Board of Trustees.

Jason Monaco (age 46) has served as Executive Vice President Chief Financial Officer since March 2021. Previously, Mr. Monaco served as the Chief Financial Officer of Cornerstone Chemical Company, a global producer of intermediate chemicals, and served as Chief Financial Officer of Borden Dairy Company, a dairy processor and distributor, from December 2018 until August 2020, where he led the company through a restructuring, reorganization and successful sale. Mr. Monaco also served as Vice President, Finance of Celanese Corporation, a technology and specialty materials company from 2016 through 2018. He was Vice President, Finance & Treasurer of Arrow Electronics from 2014 to 2016. He began his career with Kimberly-Clark in 1998 and advanced through the organization holding finance positions of increasing responsibility, including Vice President, FP&A and Regional CFO of its Latin American and South Asian businesses.

Bennett Morgan (age 43) has served as Senior Vice President Chief Merchandising Officer since January 2022. Prior to joining SpartanNash, he served as Fresh Category Leader for Amazon, from May 2020 to January 2022, where he oversaw produce and protein products, and previously managed center store products as well. Prior to Amazon, Mr. Morgan served as Vice President, Merchandising Operations for Walmart China and Japan, from 2018 through 2020, where he managed all non-buying portions of the merchandising organization, and he served as Vice President, Cost Analytics at Walmart Asia from March 2017 to May 2018. Mr. Morgan also spent several years at H-E-B where he led initiatives in store operations, supply chain, manufacturing and merchandising and he spent time at the Boston Consulting Group and Citibank.

David Petko (age 50) has served as Executive Vice President and Chief Supply Chain Officer since March 2022, and previously served as Senior Vice President and Chief Supply Chain Officer since April 2021. Mr. Petko previously served as Senior Vice President of Supply Chain for C&S Wholesale Grocers, Inc., a wholesale distributor of food and grocery store items, from April 2009 to April 2021. During his 11-year tenure with C&W Wholesale Grocers, he also served as Regional Vice President of Operations from 2014 to 2019; Senior Director ES3/D2S from 2013 to 2014; Director of Operations from 2012 to 2013; and General Manager of two facilities from 2009 to 2012.

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SpartanNash’s Executive Officers

David Sisk (age 62) has served as Senior Vice President and Chief Customer Officer since March 2022, and previously served as MDV President and a SpartanNash Senior Vice President since February 2020. Prior to joining SpartanNash, he served as President and Chief Operating Officer for OSC-WEBco from 2016 to 2018, a worldwide broker sales and marketing company servicing the U.S. Government where he was responsible for worldwide strategic plans, financial performance, personnel, and global operations across all military divisions. Prior to that, he held numerous executive positions with Procter & Gamble (P&G) from 1986 to 2016 in their Cincinnati, Ohio Worldwide Headquarters, including Associate Director, Global Fabric Care, and Sopper Based Design (SBD) where he led SBD capability development and expansion of SBD insights across all seven P&G global regions, including the development of nine joint customer planning innovation centers across Asia, Latin America, and Europe. Mr. Sisk was a founding member of P&G's SBD platform as he designed and led the creation of the world's first Fabric Care, Home Care, and Family Care "consumer-based insights" capability center. Mr. Sisk's P&G career culminated as the Customer Business Development Manager for the Global Military Division where his organization was recognized as a North America Top Team and North America First Moment of Truth Team. Mr. Sisk previously served as Chair of the American Logistics Association (ALA) and is a recipient of the ALA’s Lifetime Achievement Award.

Thomas Swanson (age 62) has served as Executive Vice President and General Manager, Corporate Retail since March 2021. He previously served as Senior Vice President and General Manager, Corporate Retail from 2018 to 2020, Vice President of SpartanNash’s Retail-West operations from 2013 to 2018, and Vice President, Retail Merchandising from 2012 to 2013. Mr. Swanson also held executive retail supermarket positions for over 30 years with Bashas’ Markets and Nash Finch.

Masiar Tayebi (age 44) has served as Executive Vice President, Chief Strategy and Information Officer since October 2022, and previously served as Executive Vice President and Chief Strategy Officer since April 2021. He previously served as Global Head of Corporate Strategy and Business Development at Whirlpool Corporation, a home appliance manufacturer, from May 2014 to April 2021, responsible for acquisitions including Yummly, a leading digital food platform offering online grocery delivery. After acquiring Yummly in 2017, Mr. Tayebi served as Chief Operating Officer at Yummly, executing Whirlpool’s innovation growth strategy. Prior to leadership roles at Whirlpool, Mr. Tayebi was an Executive Director at UBS focusing on strategy, M&A, technology and transformational change. He also worked with various Fortune 500 clients on strategic initiatives during his time in management consulting.

39	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Board has appointed the Compensation Committee to assist the Board in fulfilling its responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee determines and implements the Company’s executive compensation philosophy, structure, policies and programs.

Our executive compensation programs are designed to attract and retain leadership talent consistent with our performance goals. The following discussion provides information regarding the achievements that the executive compensation programs are designed to reward, the elements of the executive compensation programs, the reasons why we employ each element and how we determine amounts paid. Key achievements of the Company during 2022 included:

•
Generated $9.6 billion in revenues, an 8% increase, compared to $8.9 billion in 2021
•
Returned $62.2 million to shareholders in the form of dividends and share repurchases
•
Secured more than $25 million in cost savings in connection with the supply chain transformation initiative, which resulted in greater efficiency and higher throughput rate
•
Exceeded full-year EBITDA goals in ongoing efforts to improve profitability

Our named executive officers (“NEOs” or “named executive officers”) for 2022 were:

Name	Title
Tony B. Sarsam	President and Chief Executive Officer ("CEO")
Jason Monaco	Executive Vice President and Chief Financial Officer ("EVP and CFO")
Arif Dar	Former Senior Vice President and Chief Information Officer(1) ("SVP and CIO")
Yvonne Trupiano	Former Executive Vice President and Chief Human Resources Officer(2) ("EVP and CHRO")
Bennett Morgan	Senior Vice President and Chief Merchandising Officer(3)
Thomas Swanson	Executive Vice President and General Manager, Corporate Retail
Masiar Tayebi	Executive Vice President and Chief Strategy and Information Officer(4)

(1)
Mr. Dar ceased serving as our Executive Vice President and Chief Information Officer on September 30, 2022.
(2)
Ms. Trupiano ceased serving as our Executive Vice President and Chief Human Resources Officer on April 29, 2022.
(3)
Mr. Morgan has served as our Senior Vice President and Chief Merchandising Officer since January 24, 2022.
(4)
Mr. Tayebi has served as our Executive Vice President and Chief Strategy Officer since April 19, 2021, and was named Executive Vice President and Chief Strategy and Information Officer on September 5, 2022.

Objectives of SpartanNash’s Compensation Programs

The primary objectives of the Company’s executive compensation programs are to:

•
attract, retain, motivate, and reward talented executives who are critical to the current and long-term success of the Company;
•
provide an overall level of compensation opportunity that is competitive within the markets in which SpartanNash competes and within a broader group of companies of comparable size, financial performance, and complexity;
•
provide targeted compensation levels that target the median levels of competitive market practices for total pay components (base salary, annual incentives, and long-term incentives);
•
support SpartanNash’s long-range business strategy;
•
reward and retain the Company’s executives and compensate for individual performance; and
•
align the interests of the executives with those of the shareholders by linking compensation to the Company’s performance.

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Executive Compensation

Pay Practices

The Compensation Committee also reviews the Company’s executive compensation programs to incorporate commonly viewed best practices and avoid poor pay practices. Below is a summary of certain practices we have implemented to support our compensation philosophies, and certain practices we reject because we believe they do not serve our shareholders’ long-term interests.

The practices we follow:	At-risk compensation. A majority of the compensation paid to our named executive officers is “at-risk” and requires specific and disclosed financial performance, continued employment, or both;

Pay for performance. Payouts under our annual and long-term cash incentive awards for named executive officers are based on attainment of pre-established goals — both short-term and long-term metrics and targets;

Double-trigger severance arrangements. Our severance agreements provide for double-trigger payments upon a change in control;
Double-trigger equity vesting. Our equity incentive award agreements provide for double-trigger vesting of equity awards upon a change in control;

Executive stock ownership and retention requirements. Each executive is required to hold at least 50% of the net shares (after taxes) acquired through the Company’s stock incentive plans and other forms of stock-based compensation until the executive has achieved the required level of ownership; and

Clawback policy. Incentive compensation paid to executives is subject to recovery in the event of certain financial restatements, materially inaccurate financial statements or performance metrics or executive misconduct.

The practices we do NOT follow:	Provide guaranteed salary increases;
Provide guaranteed bonuses;
Allow hedging or pledging of Company stock by officers, directors, or Associates;
Provide excessive perquisites;
Provide excise tax gross-ups in change in control agreements; or
Allow repricing of options without shareholder approval.

41	2022 Proxy Statement

Executive Compensation

Shareholder Say-On-Pay Votes

The Company provides its shareholders with the opportunity to cast an advisory vote on executive compensation (" say-on-pay") annually. At the Company’s Annual Meeting held in June 2022, over 86% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this result affirms shareholders’ support of the Company’s approach to executive compensation, and did not change its approach in 2022 in response to the June 2022 say-on-pay vote. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

How the Compensation Committee Determines Compensation Levels

The Compensation Committee’s overall decision-making process is summarized as follows:

•
the Committee reviews recent trends and developments in executive compensation as provided by its independent compensation consultant, including salaries, short-term and long-term incentive plan targets and payouts, equity awards, and perquisites and benefits;
•
the Company’s executive officers, Human Resources, and Finance Associates serve as resources to the Compensation Committee and provide advice, information, analysis and documentation to the Compensation Committee upon request;
•
the Committee reviews and analyzes data, including surveys and publicly available information compiled by the independent compensation consultant, to determine the benchmark level of compensation for each type of compensation paid for comparable positions at comparable companies;
•
the Committee compares the compensation of the Company’s executives to compensation at comparable companies in the context of the Company’s financial performance, economic conditions, and other factors; and
•
the Committee generally establishes target compensation opportunities for our executives at the median levels for comparable companies, but adjusts for a number of considerations, including experience in the role, individual performance, Company performance, and other factors

Market Benchmarking

In general, the Compensation Committee seeks to provide target compensation opportunities that are competitive with the market levels for each major category of compensation and in total for executives in similar positions at companies of comparable size, financial performance, industry and complexity. As part of this overall analysis, the Committee reviews survey data provided by its compensation consultant and engages in benchmarking of selected companies (referred to as “Peer Group Companies”).

The Compensation Committee reviews the constituents of the Peer Group Companies from time to time to evaluate whether the group is viewed as comparable to the Company. Changing business models, mergers, growth, and other factors may necessitate adjustments. The below Peer Group Companies were used to evaluate 2022 executive compensation decisions. These were substantially the same Peer Group Companies that were used to evaluate 2021 executive compensation decisions with the exception of Anixter which was removed after being acquired, and B&G Foods, Inc., The Hain Celestial Group, Inc., and TreeHouse Foods, Inc., which were added based on being viewed as a competitive match in the same industry as SpartanNash.

The Andersons, Inc.	Performance Food Group Company
B&G Foods, Inc.	Schneider National, Inc.
BJ’s Wholesale Club Holdings, Inc.	TreeHouse Foods, Inc.
Core-Mark Holding Company, Inc.	United Natural Foods, Inc.
The Hain Celestial Group, Inc.	Univar Solutions Inc.
Ingles Markets, Inc.	US Foods Holding Corp.
MRC Global Inc.	Veritiv Corporation
Owens & Minor, Inc.	Weis Markets, Inc.
Patterson Companies, Inc.	WESCO International, Inc.

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At the time the Peer Group Companies were approved, the Company’s revenues ranked slightly above the median of the Peer Group Companies while its market capitalization ranked below the median.

In addition to determining the median level of an element of a compensation category among the Peer Group Companies, the Committee analyzes competitive compensation practices in the general industry for those positions that may be occupied by officers and executives recruited from outside of the wholesale and retail grocery business and performs regression analysis to adjust to SpartanNash’s revenue size in these cases.

Market levels serve only as a reference point in evaluating executive compensation. In determining executive compensation, the Committee also considers:

•
individual performance;
•
time each executive has served in the position;
•
the experience of each executive;
•
future potential of the executive;
•
internal equity;
•
retention concerns; and
•
Company performance.

Evaluating Individual Performance

Each year, the Compensation Committee reviews and evaluates individual executive performance as part of its decision-making process. The Chairperson of the Compensation Committee coordinates the review of the individual performance of the Chief Executive Officer by the Board. The Chairman of the Board and the Chair of the Compensation Committee communicate the Board’s review to the Chief Executive Officer.

For the named executive officers other than the Chief Executive Officer, the Chief Executive Officer reviews with the Compensation Committee an evaluation of each executive officer’s performance.

As discussed above, individual performance is only one factor among several that the Compensation Committee considers in its decision-making process, and there is no prescribed formula or mechanism for translating individual performance into specific amounts of compensation. The Compensation Committee’s decision-making process necessarily involves the Committee’s informed judgment with respect to individual performance in the context of many considerations and criteria, none of which are individually controlling, including experience, potential of the executive, retention concerns, current compensation of the executive, internal pay equity, Company performance, and general industry and economic conditions.

Use of Independent Compensation Consultant

FW Cook is a compensation consulting firm that has provided such services to the Compensation Committee since 2019. The Compensation Committee considered each of the factors required by Nasdaq in determining that FW Cook is an independent advisor and the Compensation Committee concluded that the work performed by FW Cook for the Compensation Committee did not raise any conflicts of interest.

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The Compensation Committee instructs its independent consultant to provide advice and guidance on executive compensation proposals, including changes to compensation levels, the design of incentive plans and other forms of compensation, and to provide information about market practices and trends. Typically, the independent consultant attends all regularly scheduled quarterly meetings of the Compensation Committee, reviews existing executive compensation programs for consistency with our executive compensation philosophy and current market practices, and produces comparative information derived from our Peer Group Companies and published survey data. With respect to 2022, the activities of FW Cook included:

•
performing a market review of executive officer compensation components;
•
reviewing our annual and long-term incentive plan design structure;
•
reviewing current issues and trends in executive compensation;
•
reviewing the pay-for-performance alignment of our executive compensation programs; and
•
reviewing competitive executive compensation governance practices, such as severance and stock ownership guidelines.

Mix of Compensation Elements

When determining the mix of awards, the Compensation Committee considers factors such as the short-term and long-term compensation expense to the Company, the economic value delivered to the executives, the overall level of share ownership by the executives, share availability under the Company’s stock incentive plan, annual share usage and dilution, and practices at the Peer Group Companies. The award mix (at target level) for 2022 for our CEO, Mr. Sarsam, and the average award mix (at target level) of our other continuing NEOs is presented below.

(1)
Annualized for NEOs who were not employed by the Company at the beginning of the fiscal year.

In addition to the elements of compensation discussed above, our executives participate in certain defined contribution and deferred compensation plans. These plans are discussed below under the captions “Qualified Defined Contribution Retirement Plan” and “Non-Qualified Deferred Compensation.”

Pay for Performance

Our executive compensation elements and programs are designed to reflect our “pay-for-performance” philosophy. The Compensation Committee and the Board have implemented and intend to maintain compensation plans that link a substantial portion of executive compensation to the achievement of key performance measures and financial results that align with our long-term vision and growth.

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Executive Compensation

Analysis of Compensation Elements for 2022

Overview

The following is a discussion of key executive compensation programs and decisions for 2022.

1.
Annual Base Salary

Base salary provides our executives with a fixed base annual income and helps us attract and retain high-performing executives. The Compensation Committee sets executive salaries each year in light of individual performance reviews, internal pay equity considerations, the scope and complexity of the executive’s role and an assessment of compensation practices at the Peer Group Companies and market survey data provided by our independent compensation consultant. The table below summarizes base salary decisions for our NEOs in 2022:

Name	2022		2021 Base Salary (at end of year)	Percentage Increase
Mr. Sarsam	$900,000		$900,000	0%
Mr. Monaco	515,000		500,000	3%
Mr. Dar	433,000	(1)	423,000	2%
Ms. Trupiano	466,000	(1)	452,000	3%
Mr. Morgan	420,000	(2)	N/A	N/A
Mr. Swanson	407,000		390,000	4%
Mr. Tayebi	412,000		400,000	3%

(1)
Represents annual base salary in effect at the time of the NEO’s separation from the Company.
(2)
Represents target annual base salary. Mr. Morgan has served as our Senior Vice President and Chief Merchandising Officer since January 24, 2022.
2.
Annual Cash Incentive Awards

Each named executive officer was granted an opportunity to earn an annual incentive award under the Company’s 2022 Annual Incentive Plan ("AIP"). For 2022, each of the NEO’s payout was determined entirely on performance against consolidated Company performance goals to foster better communication and collaboration across all business units and align incentives to drive overall corporate performance.

The payout of the 2022 annual incentive award is dependent on the Company’s achievement of specified levels of Adjusted EBITDA, a metric chosen for its alignment with the Company’s long-term strategic plan and to incentivize profitable growth. Under the 2022 AIP, Adjusted EBITDA is defined as follows:

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA” or “Adj. EBITDA”) is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company. Pursuant to the approved terms of the 2022 AIP, the Committee may adjust for extraordinary items not reflective of the Company’s ongoing operating activities. Accordingly, the Committee increased Adjusted EBITDA for consulting fees related to the merchandising transformation initiative. Except for the adjustment related to consulting fees, the AIP payout would have been 195.6%.

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The formula for determining NEO payouts under the 2022 AIP is as follows:

•
Each participating NEO has a target opportunity, which equals a set percentage of his or her base pay earned within the fiscal year;
•
Each participating NEO’s target opportunity is tied to corporate financial metrics; and
•
Performance against the pre-established threshold to maximum goals is calculated to determine what percentage of the opportunity is earned.

The 2022 AIP payout percentage earned was determined as follows:

	Adjusted EBITDA (in thousands)	Percentage of Targeted Adjusted EBITDA Achieved for 2022	Percentage of Target Annual Incentive Award Paid(1)
Threshold	$197,730	90.0%	0.0%
Target	219,700	100.0%	100.0%
Maximum	241,670	110.0%	200.0%
Actual(2)	251,288	114.4%	200.0%

(1)
The threshold, target, and maximum annual incentive award for each named executive officer is reported in the 2022 Grants of Plan-Based Awards Table in this proxy statement. The percentage of target annual incentive award paid is interpolated for actual achievement between the threshold and maximum performance levels identified above.
(2)
Company’s actual performance is presented after adjustments as approved by the Compensation Committee under the terms of the AIP.

For the continuing NEOs, the target AIP, as a percentage of base salary, did not change as compared to the target opportunity established in 2021. For Mr. Morgan, his initial AIP target was established after considering market data as well as the Company’s compensation practices for other members of the executive team. The following table shows the target opportunity, payout percentage based on the results reported as compared to the table above and the amount earned under the 2022 AIP for each named executive officer:

Name	Target AIP Payout (% of Base Salary)	2022 Payout Percentage Earned	2022 Payout(1)
Mr. Sarsam	125%	200%	$2,250,000
Mr. Monaco	75%	200%	767,308
Mr. Dar	50%	200%	321,253
Ms. Trupiano	60%	200%	177,402
Mr. Morgan	50%	200%	399,231
Mr. Swanson	60%	200%	483,692
Mr. Tayebi	60%	200%	491,077

(1)
In accordance with the 2022 AIP terms, the 2022 payouts for Mr. Dar, Ms. Trupiano and Mr. Bennett were prorated to reflect their periods of service in 2022.
3.
Long-Term Incentive Awards

Each executive officer is provided a long-term incentive award opportunity that consists of a mix of 50% performance cash and 50% restricted stock. The Company chose this long-term incentive mix to deliver a significant component of each executive officer's total compensation in equity to align the interests of the recipients with the stockholders; with the remaining component delivered in performance-based cash in order to manage share usage while still delivering a long-term performance-based award. The amounts of LTI awards are determined annually by the Compensation Committee after an executive compensation benchmark study is conducted by the compensation consultant and recommendations are made by the CEO for adjustments to his direct reports. The Compensation Committee and Board set the compensation level of the CEO annually after a benchmarking study is performed by the Committee’s consultant and annual performance review of the CEO is conducted.

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Long-Term Performance Cash Incentive Awards. When reviewing the 2022 LTIP plan, the Committee first evaluated whether to continue the existing LTIP design in light of current business conditions. The Committee considered whether the metrics were aligned with the current state of the business, especially considering that the wholesale distribution and retail sectors have experienced significant disruption over the past few years. Evaluating the metrics, the Company determined to include a two-year cumulative Adjusted EBITDA metric and a final year return on invested capital metric. These metrics were chosen because they are aligned with the Company’s long-term strategic plan and the Company wants to incentivize both profitability and efficient utilization of invested capital.

Prior to 2021, the Company's LTIP program utilized a three-year performance period for the long-term performance cash incentive award. For 2021, the Committee elected a two-year performance period in recognition of challenges associated with multi-year goal setting due to the uncertainty created by the pandemic. For the 2022 performance cash awards, the Committee decided to continue utilizing a two-year performance period in recognition of ongoing challenges with multi-year goal setting due to the continued uncertainty created by the pandemic. For the 2023 performance awards, the Committee reinstituted a three-year performance period, as impacts associated with the pandemic had lessened.

Upon completion of the two-year performance period, the performance cash awards include an additional 12 month vesting period before a payout will be made (i.e., three-year total vesting period consistent with prior LTIP plans) subject to the NEO's continued service or upon their eligible retirement, death or termination due to disability. In March 2022, each named executive officer was granted an opportunity to earn a long-term performance cash incentive award under the 2022 LTIP. Mr. Bennett's 2022 LTIP cash award was pro-rated based on when he joined the Company in January 2022. Under the 2022 LTIP, each award is based on two metrics:

•
Adjusted EBITDA — as defined above. Pursuant to the approved terms of the 2022 LTIP, the Committee may adjust for extraordinary items not reflective of the Company’s ongoing operating activities.
•
Plan-Based Return on Invested Capital (“ROIC”) — a measure of the profitability and value-creating potential after taking into account the amount of initial capital invested. Pursuant to the approved terms of the 2022 LTIP, the Committee may adjust for extraordinary items not reflective of the Company’s ongoing operating activities.

The Compensation Committee utilized Adjusted EBITDA as an element in both the Company’s AIP and LTIP. When designing the Company’s executive compensation programs, the Compensation Committee evaluated a range of performance metrics for purposes of the Company’s incentive programs and considered input from management and the compensation consultant. Based on such review, the Compensation Committee determined that Adjusted EBITDA continues to be viewed as a core driver of the Company’s performance and stockholder value creation and should remain a component in both the AIP (measured over one year) and LTIP (measured over two years). In recognition of the Company’s use of Adjusted EBITDA in both the AIP and LTIP, the Compensation Committee continued its historical practice of supplementing the primary performance measures under the LTIP with an additional performance measure in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, and stockholder returns over both the short-term and long-term horizons.

The cash portion of the 2022 performance cash award opportunity is based on the following:

Performance Measurement	Percentage of Long-Term Cash Incentive Award
Adjusted EBITDA	70%
ROIC	30%

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2022 LONG-TERM CASH AWARD

The compensation amount a participant can earn on the performance cash portion of the 2022 LTIP is determined by performance with respect to the two-year cumulative Adjusted EBITDA attained during the performance period and plan-based ROIC for the 2023 fiscal year. There is the potential for an upside opportunity if the target performance is exceeded, with a maximum payout equal to 200% of the total target cash opportunity. The performance goals were designed at the time to be challenging but achievable with the coordinated, cross-functional focus and effort of the executives. The amount of each component of the long-term cash incentive award earned for the two-year performance period will be determined according to the following schedule (the percentage of target long-term cash incentive award paid is interpolated for actual achievement between the threshold and maximum performance levels identified in each table):

	Measurement
	Percentage of Adjusted EBITDA and ROIC Achieved	Percent of Target Long- Term Cash Incentive Award Paid
Below Threshold	<90.0%	0%
Threshold	90.0%	10%
Target	100.0%	100%
Maximum	≥110%	200%

The potential values of the performance cash incentive award are set forth below.

	Adjusted EBITDA (70%)			ROIC (30%)			Target Long-Term Cash Incentive
Name	Threshold	Target	Max.	Threshold	Target	Max.	Award Value
Mr. Sarsam	$126,000	$1,260,000	$2,520,000	$54,000	$540,000	$1,080,000	$1,800,000
Mr. Monaco	28,875	288,750	577,500	12,375	123,750	247,500	412,500
Mr. Dar	12,250	122,500	245,000	5,250	52,500	105,000	175,000
Ms. Trupiano	14,000	140,000	280,000	6,000	60,000	120,000	200,000
Mr. Morgan	12,576	125,764	251,528	5,390	53,899	107,798	179,663
Mr. Swanson	10,500	105,000	210,000	4,500	45,000	90,000	150,000
Mr. Tayebi	14,000	140,000	280,000	6,000	60,000	120,000	200,000

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The following table shows the status of all outstanding performance incentive cash awards as of December 31, 2022 under the long-term cash incentive program.

Award Date	Performance Measure	Percentage of Long-Term Cash Incentive Award	Performance Period	Target	Actual Performance (Adj. EBITDA in thousands)	Actual Performance as % of Target(1)	Payout Earned(2)	Payout Due
March 1, 2022	ROIC	30%	FYE 12/30/23	TBD	TBD	TBD	TBD	After fiscal 2024
	Adj. EBITDA	70%	FYE 12/30/23	TBD	TBD	TBD	TBD
March 2, 2021	ROIC	30%	FYE 12/31/22	5.09%	6.53%	128.2%	200%	After fiscal 2023
	Adj. EBITDA	70%	FYE 12/31/22	$416,340	$465,493	111.8%	200%(3)
May 20, 2020	Adj. EPS	40%	FYE 12/31/22	$1.75	$1.34	76.5%	0%(4)	After fiscal 2022
	ROIC	20%	FYE 12/31/22	5.18%	6.53%	126.0%	200%
	Adj. EBITDA	40%	FYE 12/31/22	$210,696	$251,288	119.3%	200%(3)

(1)
Company’s actual performance is approved by the Board under the terms of the Executive Cash Incentive Plan of 2015.
(2)
For the 2021 and 2022 performance cash grants, the Committee approved two-year performance periods in recognition of ongoing challenges with multi-year goal-setting due to the uncertainty created by the COVID-19 pandemic, while retaining a three-year service requirement. As a result, two years of LTIP performance cash grants were earned in fiscal year 2022 and are reflected in the Summary Compensation Table accordingly, and there will be no LTIP performance cash grants earned in fiscal year 2024. The 2021 grants remain subject to an additional 12 month time-vesting condition.
(3)
Pursuant to the approved terms of the 2020 and 2021 LTIP, the Committee may adjust for extraordinary items not reflective of the Company's ongoing operating activities. Accordingly, the Committee increased Adjusted EBITDA for consulting fees related to the merchandising transformation initiative. Except for the adjustment related to the consulting fees, the 2020 and 2021 LTIP plan's Adjusted EBITDA Payouts would have been 187.4% and 192.6%, respectively.
(4)
Adjusted earnings from continuing operations, as well as per diluted share ("adjusted EPS"), is a non-GAAP operating financial measure that the Company defines as net earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Restricted Stock Awards. In March 2022, grants of restricted stock were awarded to the named executive officers, which vest in equal annual installments over three years beginning on the first anniversary of the date of grant, subject to the NEO’s continued service or upon their eligible retirement, death or termination due to disability. The table below represents the March 2022 grant.

Name	Shares of Restricted Stock Granted (#)	Restricted Stock Grant Value
Mr. Sarsam	63,966	$1,816,634
Mr. Monaco	14,661	416,372
Mr. Dar	6,219	176,620
Ms. Trupiano	7,110	201,924
Mr. Morgan	6,576	186,758
Mr. Swanson	5,331	151,400
Mr. Tayebi	7,110	201,924

2023 Long Term Incentive Plan Updates

As part of the ongoing review of its executive compensation practices and to further align to shareholder interests, the Compensation Committee has made changes to the 2023 Long Term Incentive awards to further align executive performance with shareholder interests. These changes include three year performance periods and a greater focus on individual awards moving from performance cash incentives to Performance Share Units incentive payouts.

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Stock Ownership Guidelines

The Board has established stock ownership guidelines for corporate officers. These guidelines are designed to help ensure that officers share downside risk and upside potential with other shareholders. Our executive officers are expected to achieve and maintain a level of stock ownership having a value that is approximately equal to or greater than a percentage of the executive’s annual base salary. Executive officers have restrictions on the amount they can sell if ownership requirements are not met. The percentages are as follows:

Position	Percentage of Base Salary
Chief Executive Officer	500%
Executive Vice Presidents	300%
Senior Vice Presidents	200%
Vice Presidents	100%

Until the specified level of ownership is achieved, in any calendar year an executive is permitted to sell no more than 50% of the shares that vest (net of taxes) under the Company’s stock incentive plans in that calendar year. As of December 31, 2022, all the Company’s continuing named executive officers had achieved the target ownership level or were making satisfactory progress toward the target levels and in compliance with the Company’s stock ownership policy and none have sold stock in 2022.

Clawback Policy

The Company maintains a clawback policy providing that under certain circumstances, the Company may recover incentive compensation paid to any current or former Associate holding a position of Vice President or a more senior position. The compensation is recoverable if: (a) there is a restatement of all or a portion of the Company’s financial statements due to material non-compliance with financial reporting requirements, (b) the incentive compensation was based on materially inaccurate financial statements or performance metrics, or (c) the Associate engaged in ethical misconduct, serious wrongdoing, or violation of applicable legal or regulatory requirements. The Company may recover any incentive compensation paid within the three years prior to the applicable event or conduct.

Personal Benefits and Perquisites

Perquisites play a minor role in the Company’s executive compensation programs. The Company has retained a firm to provide tax and financial planning services for its named executive officers, and executives are provided with an annual physical examination. Mr. Morgan was provided with the Company’s customary relocation benefit offered to executives. Occasionally, an executive’s spouse or other guests may accompany the executive on corporate aircraft when the aircraft is already scheduled for business purposes, including Company events where spouses or other guests are invited, and the aircraft can accommodate additional passengers. In those cases, there is no additional aggregate incremental cost to the Company and, as a result, no amount is reflected in the “2022 Summary Compensation Table” for such travel.

Risk Considerations

The Compensation Committee does not believe our executive compensation programs encourages excessive or inappropriate risk taking for the following reasons:

•
we structure our pay to consist of both fixed compensation and variable compensation;
•
we cap our cash incentive opportunities;
•
equity awards generally vest over three years, creating incentives for long-term growth;
•
the Company may recover incentive-based compensation under the Company’s clawback policy; and
•
we have stock ownership requirements to incentivize long-term sustainable growth.

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Severance and Change in Control Payments

SpartanNash believes that severance payments upon certain terminations of employment benefit the Company and the shareholders by allowing executives to remain focused during uncertain times while also obtaining restrictive covenants for the benefit of the Company. SpartanNash also believes that benefits payable upon a “double-trigger” of both a Qualifying Termination of employment and a change in control benefit the Company and the shareholders by motivating and encouraging each executive to be receptive to potential strategic transactions that are in the best interest of shareholders, even if the executive faces potential job loss, and by motivating the executives in the period leading up to a potential change in control. All equity awards are issued with a “double trigger” vesting provision. To accomplish these goals, SpartanNash has entered into an employment agreement with executive officers, including each named executive officer.

The severance benefits set forth in our employment agreements include that, upon the occurrence of a Qualifying Termination before or after a Change in Control Protection Period, the relevant executive officer will be entitled to receive (i) a lump sum payment equal to a multiple of his or her base salary and target AIP for the year of termination (two times in the case of Mr. Sarsam and one and one half times in the case of Mr. Monaco, Mr. Morgan, Mr. Swanson and Mr. Tayebi), (ii) a pro-rata annual portion of the executive officer’s AIP for the year of termination based upon achievement of applicable performance goals, (iii) reimbursement of any COBRA premiums (less the amount paid by the executive officer during employment) for the same coverage period equal to the executive officer’s severance multiple and (iv) any accrued compensation or benefits.

In the event of a Qualifying Termination during a Change in Control Protection Period, (i) the lump sum base salary and target bonus payment will be equal to an increased multiple (two and one half times in the case of Mr. Sarsam and two times in the case of Mr. Monaco, Mr. Morgan, Mr. Swanson and Mr. Tayebi), (ii) the COBRA reimbursement period will increase by the same coverage period as such executive officer’s severance multiple and (iii) the executive officer will be entitled to receive continued life insurance coverage for the shorter of twenty-four months post-termination or until the executive officer receives a substantially equal benefit from a new employer, plus the other payments and benefits identified in sections (ii) and (iv) in the immediately preceding paragraph.

Under the terms of our equity-based compensation plans and our executive employment agreements, the named executive officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment and upon a change in control of the Company. The specific terms of these arrangements and an estimate of the compensation that would have been payable had they been triggered as of year-end are described in detail in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.” The terms and conditions of these arrangements are the result of arms-length negotiations between the Company and the Company’s executive officers and reflect input from the Committee’s independent compensation consultant and a review of market data.

The termination of employment provisions of the executive employment agreement are intended, in part, to address retention concerns by providing these individuals with a certain amount of compensation that would offset the potential disincentive to support an effort that would result in a change in control of the Company that could threaten the executive’s job.

Hiring of Bennett Morgan

On January 24, 2022, Mr. Morgan was hired as the Company’s Senior Vice President and Chief Merchandising Officer. In determining Mr. Morgan’s new hire compensation, the Compensation Committee considered the Company’s prior compensation practices as well as the benchmarking data from the Peer Group Companies. Based on such review, the Compensation Committee approved an initial annual base salary of $420,000, a signing bonus of $200,000, and a target annual incentive award for 2022 equal to 50% of his base salary, with his bonus to be based upon his eligible earnings during fiscal year 2022. Mr. Morgan’s initial target long-term incentive opportunity was set at $370,000, prorated for the year based on his date of hire. As an inducement for Mr. Morgan to relocate to the Company’s headquarters, Mr. Morgan also received relocation assistance subject to a repayment agreement.

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Separations of Ms. Trupiano and Mr. Dar

On April 26, 2022, the Company and Yvonne Trupiano, the Company's Executive Vice President and Chief Human Resources Officer, entered into a separation agreement. Pursuant to the separation agreement, Ms. Trupiano remained with the Company until April 29, 2022 and received a severance package that included a $1.1 million lump sum payment, a prorated portion of the 2022 AIP payout representing $177,402 and up to 78 weeks of COBRA reimbursement for health benefit coverage, $2,500 for an executive physical and $17,800 for tax and financial planning services. The Company also waived certain non-competition restrictions in Ms. Trupiano’s Employment Agreement and Post-Employment Competition Agreement. Ms. Trupiano’s agreement also contains customary provisions associated with an executive’s separation, including a waiver and release of claims against the Company, confidentiality and cooperation obligations.

On September 26, 2022, the Company and Arif Dar, the Company’s Senior Vice President, Chief Technology Officer, entered into a separation agreement. Pursuant to the separation agreement, Mr. Dar remained with the Company until September 30, 2022 and received a severance package that included a $974,250 lump sum payment, a prorated portion of the 2022 AIP payout representing $321,253, up to 78 weeks of COBRA reimbursement for health benefit coverage, $27,000 for tax and financial planning services and a $140,000 payment for consulting and transition services. Mr. Dar’s agreement also contains customary provisions associated with an executive’s separation, including a waiver and release of claims against the Company, confidentiality and cooperation obligations.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in SpartanNash’s annual report on Form 10-K and this proxy statement.

Respectfully submitted,

Matthew M. Mannelly, Chair

M. Shân Atkins

Julien R. Mininberg

Pamela S. Puryear, Ph.D.

William R. Voss

The information contained in the “Compensation Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

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2022 SUMMARY COMPENSATION TABLE

The following table shows certain information concerning the compensation earned by each person who served in the capacity of the Chief Executive Officer and the Chief Financial Officer, each of the Company’s three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer who were serving as executive officers as of the end of 2022, and two individuals for whom disclosure would have been required but their employment terminated prior to the end of the fiscal year (the officers identified in the table below are referenced in this Proxy Statement as the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Tony Sarsam	2022	$900,000	$—	$1,816,634	$6,905,287	$122,061	$9,743,982
President and CEO
	2021	859,615	—	1,687,591	1,788,924	334,342	4,670,472

	2020	245,192	—	386,444	612,981	276	1,244,893

Jason Monaco	2022	511,250	—	416,372	1,415,625	65,430	2,408,677
EVP and CFO
	2021	384,615	55,000	778,095	489,991	312,364	2,020,065

Arif Dar	2022	330,577	—	176,620	321,253	1,192,828	2,021,278
Former SVP
and CIO	2021	420,885	250,000	176,155	424,621	64,789	1,336,450

Yvonne Trupiano	2022	157,808	—	201,924	177,402	1,198,569	1,735,703
Former EVP
and CHRO	2021	449,692	300,000	201,336	513,199	60,592	1,524,819

	2020	440,769	—	199,868	553,023	47,554	1,241,214

Bennett Morgan	2022	390,923	200,000	186,758	399,231	405,330	1,582,242
SVP and
Chief Merchandising
Officer

Thomas Swanson	2022	402,750	—	151,400	853,692	46,574	1,454,416
EVP and General
Manager, Corporate	2021	386,154	150,000	125,849	423,992	33,900	1,119,895
Retail

Masiar Tayebi	2022	409,000	—	201,924	833,384	46,622	1,490,930
EVP and Chief Strategy and Information Officer

(1)
Mr. Morgan received a new hire signing bonus in 2022. Mr. Dar, Ms. Trupiano, and Mr. Swanson received retention bonuses in 2021 related to their retention through the CEO transition time period. In addition, Mr. Monaco received a new hire signing bonus in 2021.
(2)
These amounts represent the grant date fair value of restricted stock awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), based on the number of shares granted and the closing stock price on the date of grant.

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Executive Compensation

(3)
The following table provides details regarding the non-equity incentive compensation earned by each named executive officer in 2022:

		2020 Grant				2021 Grant(a)
Name	Annual Cash Incentive Award Earned	Adj. EPS Portion of Long-Term Incentive Award Earned	ROIC Portion of Long-Term Incentive Award Earned	Adj. EBITDA Portion of Long-Term Incentive Award Earned	Total 2020 LTI	ROIC Portion of Long-Term Incentive Award Earned	Adj. EBITDA Portion of Long-Term Incentive Award Earned	Total 2021 LTI	Total

Mr. Sarsam	$2,250,000	$—	$485,096	$970,191	$1,455,287	$960,000	$2,240,000	$3,200,000	$6,905,287
Mr. Monaco	767,308	—	—	—	—	194,495	453,822	648,317	1,415,625
Mr. Dar	321,253	—	—	—	—	—	—	—	321,253
Ms. Trupiano	177,402	—	—	—	—	—	—	—	177,402
Mr. Morgan	399,231	—	—	—	—	—	—	—	399,231
Mr. Swanson	483,692	—	40,000	80,000	120,000	75,000	175,000	250,000	853,692
Mr. Tayebi	491,077	—	—	—	—	102,692	239,615	342,307	833,384

(a)
Prior LTIP plans, including the 2020 performance cash grant, utilized a three-year performance period for the long-term performance cash incentive award. For the 2021 and 2022 performance cash grants, the Committee approved two-year performance periods in recognition of ongoing challenges with multi-year goal setting due to the uncertainty created by the COVID-19 pandemic. These grants remain subject to an additional 12 month time-vesting condition. As a result, two years of LTIP performance cash grants were earned in fiscal year 2022, and there will be no LTIP performance cash grants earned in fiscal year 2024.
(4)
“All Other Compensation” includes the value of Company matching contributions to each executive’s qualified and non-qualified retirement plans, dividends on unvested restricted stock awards, termination payments, perquisites, and Company paid life insurance premiums (a benefit that is generally available to the Company’s salaried Associates). The following table provides details regarding all other compensation paid to named executive officers for 2022:

Name	Qualified Savings Plan Match	Nonqualified Savings Plan Match	Dividends on Unvested Stock	Financial Planning & Health Screening	Vacation Payout, Severance		Relocation(c)	Relocation Tax Gross Up	Other Perquisites and Personal Benefits	Total

Mr. Sarsam	$2,769	$69,231	$28,662	$17,619	$—		$—	$—	$3,780	$122,061
Mr. Monaco	9,388	28,661	7,782	18,746	—		—	—	853	65,430
Mr. Dar	10,503	—	6,798	19,105	1,155,884	(a)	—	—	538	1,192,828
Ms. Trupiano	9,445	—	6,527	19,132	1,163,208	(b)	—	—	257	1,198,569
Mr. Morgan	7,108	—	—	16,300	—		299,222	82,062	638	405,330
Mr. Swanson	11,584	16,688	4,412	13,216	—		—	—	674	46,574
Mr. Tayebi	12,200	12,518	2,382	18,840	—		—	—	682	46,622

(a)
Payment consists of severance of $974,250, a consulting bonus of $140,000 and accrued vacation of $41,634 for Mr. Dar.
(b)
Payment consists of severance of $1,118,400 and accrued vacation of $44,808 for Ms. Trupiano.
(c)
In accordance with the terms of his hiring, Mr. Morgan was provided with the Company’s customary relocation benefit offered to executives. These benefits were valued on the basis of the amount paid to the service provider or reimbursed to the NEO, as applicable. Mr. Morgan’s relocation benefits included $198,447 of closing costs, $80,275 of moving costs, and $20,500 of temporary housing costs.

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Executive Compensation

2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made to the named executive officers in 2022.

				Estimated Possible or Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	Grant Date Fair Value
Name	Award Type(1)	Approval Date	Grant Date	Threshold	Target	Maximum	Shares of Stock	of Stock Awards(3)
Tony Sarsam	AIP	3/1/22	3/1/22	$-	$1,125,000	$2,250,000
	LTIP	3/1/22	3/1/22	180,000	1,800,000	3,600,000
	Equity	3/1/22	3/1/22				63,966	$1,816,634
Jason Monaco	AIP	3/1/22	3/1/22	-	383,654	767,308
	LTIP	3/1/22	3/1/22	41,250	412,500	825,000
	Equity	3/1/22	3/1/22				14,661	416,372
Arif Dar	AIP	3/1/22	3/1/22	-	216,500	433,000
	LTIP	3/1/22	3/1/22	17,500	175,000	350,000
	Equity	3/1/22	3/1/22				6,219	176,620
Yvonne Trupiano	AIP	3/1/22	3/1/22	-	279,600	559,200
	LTIP	3/1/22	3/1/22	20,000	200,000	400,000
	Equity	3/1/22	3/1/22				7,110	201,924
Bennett Morgan	AIP	3/1/22	3/1/22	-	199,615	399,231
	LTIP	3/1/22	3/1/22	17,966	179,663	359,327
	Equity	3/1/22	3/1/22				6,576	186,758
Thomas Swanson	AIP	3/1/22	3/1/22	-	241,846	483,692
	LTIP	3/1/22	3/1/22	15,000	150,000	300,000
	Equity	3/1/22	3/1/22				5,331	151,400
Masiar Tayebi	AIP	3/1/22	3/1/22	-	245,538	491,077
	LTIP	3/1/22	3/1/22	20,000	200,000	400,000
	Equity	3/1/22	3/1/22				7,110	201,924

(1)
“AIP” denotes an annual cash incentive award under the 2015 Executive Cash Incentive Plan. “LTIP” denotes a long-term incentive award under the 2015 Executive Cash Incentive Plan. “Equity” denotes an award of restricted stock that was made pursuant to the 2020 Stock Incentive Plan.
(2)
The amounts reported in these rows represent the possible threshold, target, and maximum awards that could have been earned by each named executive officer for the annual cash incentive award (AIP) and that can be earned for the long-term incentive award opportunities (LTIP) under the Executive Plan. For details regarding how these amounts are determined, see the “Compensation Discussion and Analysis” section of this proxy statement.
(3)
Amounts reported represent the aggregate grant date fair value determined in accordance with ASC 718, based on the number of shares granted and the Company’s closing stock price on the date of grant.

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Executive Compensation

Discussion of Summary Compensation and Plan-Based Awards Tables

1.
Employment Agreements

Each current executive officer has an employment agreement with the Company providing for employment for an indefinite period of time until termination of employment. Employment terminates automatically in the event of death, and the Company may terminate the executive’s employment for cause or for disability if he or she is no longer able to perform the essential functions of the position.

2. Non-Equity Incentive Plan Awards

For 2022, each named executive officer was granted the opportunity to earn cash incentive compensation on an annual basis, and a long-term incentive award to be earned based on performance over two years and continued service over three years.

The Executive Plan is a non-equity incentive compensation plan that is designed to motivate executive officers and other participants who are positioned to make substantial contributions toward the achievement of goals established under the plan. The plan’s objectives include:

•
motivating participants to achieve SpartanNash’s annual financial and business objectives;
•
providing a competitive incentive compensation opportunity; and
•
creating linkage between participant contributions and SpartanNash’s business and financial objectives.

3. Restricted Stock

All shares of restricted stock were awarded to NEOs pursuant to the Stock Incentive Plan of 2020. Awards under SpartanNash’s equity compensation plans are designed to:

•
align executive and shareholder interests;
•
reward executives and other key Associates for building shareholder value; and
•
encourage long-term investment in SpartanNash.

The shares of restricted stock granted in 2022 vest in three equal yearly increments. If the employment of an executive officer is terminated for any reason other than death, disability, or retirement, then all unvested shares of restricted stock are forfeited unless the Compensation Committee exercises its discretion to waive any remaining restrictions. If an executive officer dies or becomes disabled then all outstanding shares of restricted stock will vest automatically. In the event of retirement, the outstanding shares will continue to vest, provided that the executive continues to comply with the noncompetition covenants applicable to the award. For information regarding accelerated vesting of restricted stock upon termination or a change-in-control of the Company, please see the section entitled “Potential Payments Upon Termination or Change-in-Control.”

4. Dividends

Executives receive any dividends paid on unvested restricted shares at the rate dividends are paid on common stock for awards made under the 2015 Stock Incentive Plan. For awards made under the 2020 Stock Incentive Plan, cash dividends will not be paid on unvested equity awards, but participants earn dividend equivalents that vest at the same time as the underlying shares.

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Executive Compensation

2022 OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table provides information concerning restricted stock awards that have not vested for each named executive officer outstanding as of December 31, 2022. As of December 31, 2022, none of our NEOs held any stock options or other outstanding equity awards.

	Stock Awards
Name	Number of Shares or Units that have not Vested(2)	Market Value of Shares or Units that have not Vested(1)

Tony B. Sarsam	132,936	$4,019,985
Jason Monaco	42,475	1,284,444
Arif Dar	—	—
Yvonne Trupiano	—	—
Bennett Morgan	6,576	198,858
Thomas Swanson	13,371	404,339
Masiar Tayebi	14,128	427,231

(1)
The market value reflected in this column is based on a closing market price of $30.24 on December 30, 2022 (the last trading day of fiscal year 2022) as reported by Nasdaq.
(2)
The following table sets forth the vesting dates for unvested awards to each named executive officer as of January 1, 2023:

Vesting Schedule for Shares of Restricted Stock

Vesting Date	Tony B. Sarsam	Jason Monaco	Arif Dar	Yvonne Trupiano	Bennett Morgan	Thomas Swanson	Masiar Tayebi
3/1/23	55,807	9,419	—	—	2,192	6,390	4,563
3/22/23	—	6,250	—	—	—	—	—
5/25/23	—	—	—	—	—	—	1,316
3/1/24	55,807	9,419	—	—	2,192	5,204	4,563
3/22/24	—	6,250	—	—	—	—	—
5/25/24	—	—	—	—	—	—	1,316
3/1/25	21,322	4,887	—	—	2,192	1,777	2,370
3/22/25	—	6,250	—	—	—	—	—

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Executive Compensation

2022 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning vesting of restricted stock during the last completed fiscal year for each of the named executive officers on an aggregated basis. No stock options were exercised in 2022 or outstanding at fiscal year-end for any of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Tony B. Sarsam	34,485	$1,112,346
Jason Monaco	10,782	344,959
Arif Dar	7,512	227,886
Yvonne Trupiano	10,191	306,049
Bennett Morgan	—	—
Thomas Swanson	5,843	176,333
Masiar Tayebi	3,509	106,696

(1)
The dollar values reported in this column are calculated using the closing price of the stock on the date of vesting, or if the vesting date is not a day on which Nasdaq is open for trading, then the closing price on the most recent preceding trading day.

QUALIFIED DEFINED CONTRIBUTION RETIREMENT PLAN

The Company maintains the Savings Plus Plan, a qualified 401(k) defined contribution retirement plan that is generally open to all of the Company’s non-union Associates. Our named executive officers are eligible to participate in the Savings Plus Plan, subject to wage and contribution limits imposed by the Internal Revenue Code.

The Savings Plus Plan allows for 100% matching contributions by the Company on the first 3% of salary and 50% matching contributions on the next 2% of salary.

NON-QUALIFIED DEFERRED COMPENSATION

SpartanNash maintains a non-qualified deferred compensation plan, the Supplemental Executive Savings Plan (“SESP”), which is a non-qualified deferred compensation plan for SpartanNash’s officers and certain other Associates.

The purpose of the SESP is to provide officers with the benefits that they are otherwise denied under the Company’s qualified savings plan, the Savings Plus Plan, due to the annual dollar limit on compensation and other limitations of the Internal Revenue Code, which are referred to collectively as the “statutory limits.” Participants in the SESP may defer up to 50% of base salary and up to 100% of any bonuses under the plan. This opportunity is in addition to a participant’s savings opportunity under the Savings Plus Plan (subject to the statutory limits). Participants in the SESP are entitled to a Company-matching contribution that mirrors the matching formula provided by the Company under the Savings Plus Plan.

The SESP provides participants with various investment alternatives, consisting primarily of mutual funds. The investments are only hypothetical investments, also referred to as phantom investments. The investment results for a participant are determined as if the contributions had actually been invested in the selected investment fund during the relevant time period.

Participants make a distribution election at time of annual enrollment into the SESP. Distributions include a lump sum payment or annual installment distribution of up to 10 years. Participants may also elect to commence distributions at time of separation of employment or to defer distributions to a specific year in the future.

The following table provides certain information regarding participation of the named executive officers in our non-qualified deferred compensation plans.

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Executive Compensation

2022 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last FY(1)	Registrant Contributions In Last FY(2)	Aggregate Earnings In Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance At Last FYE(3)
Tony B. Sarsam	$45,000	$63,935	($1,929)	$—	$107,006
Jason Monaco	25,563	26,469	(1,135)	—	50,897
Arif Dar	51,540	—	(37,101)	—	159,057
Yvonne Trupiano	6,312	—	(39,990)	166,325	—
Bennett Morgan	—	—	—	—	—
Thomas Swanson	4,028	15,411	(11,104)	—	76,139
Masiar Tayebi	8,180	11,561	(361)	—	19,380

(1)
All of the amounts in this column are also reported as either “Salary” or “Non-Equity Incentive Plan Awards” in the 2022 Summary Compensation Table of this proxy statement.
(2)
All of the amounts in this column are also reported as “All Other Compensation” in the 2022 Summary Compensation Table of this proxy statement. The amounts shown here are reported net of FICA taxes.
(3)
The aggregate balance at last year-end shown in this column includes Company contributions in prior years which were reported as “All Other Compensation” on the Summary Compensation Table for the applicable year. Company contributions in prior years that have previously been reported for each named executive officer are as follows: $54,280 for Ms. Trupiano; $37,743 for Mr. Dar; and $27,856 for Mr. Swanson.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Executive Employment Agreement

Each of SpartanNash’s executive officers has an employment agreement with SpartanNash providing that if the officer’s employment is terminated by SpartanNash other than due to death, disability or cause (as defined in the employment agreement), or if the employment is terminated by the officer for good reason (as defined in the employment agreement), the officer will receive the payments and benefits described and quantified in the table below.

Officers who are eligible for severance pay must meet certain conditions to receive the payments, including execution of a release of certain employment-related claims and compliance with the post-employment confidentiality and non-competition provisions of the employment agreement. If the officer’s employment with SpartanNash terminates for reasons other than a nonqualifying termination during the two-year period following a change in control of SpartanNash, then the officer will receive the payments and benefits described and quantified in the table below. The agreements with current executive officers include a “best net” provision, providing that severance benefits will be reduced to avoid any excise taxes, or paid in full subject to the executive paying the applicable excise taxes, whichever results in the higher payment to the executive on an after-tax basis. We do not provide an excise tax gross-up for any change in control situation.

The term “change in control” is defined in the executive severance agreements generally as (1) the acquisition by any person or group of 20% or more of the outstanding common stock or voting power of SpartanNash, (2) the majority of the Board being comprised of persons other than the current members of the Board or their successors whose nominations were approved by at least two-thirds of the Board, or (3) the effective time of certain mergers, reorganizations, consolidations, plans of dissolution or sales of substantially all of SpartanNash’s assets.

The Company believes that the Executive Employment Agreements help retain our executives and keep them focused on implementing our strategic plan during a time of increased competition, consolidation, and uncertainty in our industry. The agreements benefit the Company by enabling executives to remain focused on the business of the Company in uncertain times without the distraction of potential job loss.

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Executive Compensation

The following table summarizes the potential payments and benefits payable to each named executive officer upon termination for the reasons set forth below. For executives other than Ms. Trupiano and Mr. Dar, the disclosure assumes that the triggering event took place on December 31, 2022 (and that no change in control took place before the triggering event). Ms. Trupiano’s employment terminated on April 29, 2022. Ms. Trupiano received a severance package that included a $1,118,400 lump sum payment, a prorated portion of the Company’s 2022 Annual Incentive Plan payout representing $177,402, accrued yet unused vacation of $44,808, 78 weeks of COBRA reimbursement for health benefit coverage (estimated value of $10,200) and 12 months of tax and financial planning assistance (estimated value of $17,800).

Mr. Dar’s employment terminated on September 30, 2022. Mr. Dar received a severance package that included a $974,250 lump sum payment, a prorated portion of the Company’s 2022 Annual Incentive Plan payout representing $321,253, accrued yet unused vacation of $41,635, 78 weeks of COBRA reimbursement for health benefit coverage (estimated value of $27,000), 18 months of tax and financial planning assistance (estimated value of $27,000) and a consulting bonus of $140,000 for consulting and transition assistance.

Potential Payments Upon Termination Not in Connection With a Change in Control

	Tony B. Sarsam	Jason Monaco	Bennett Morgan	Thomas Swanson	Masiar Tayebi
Termination Other than for Death, Disability or Cause(1)(2)
Lump Sum Payment(3)	$4,050,000	$1,351,875	$945,000	$976,800	$988,800
Pro-Rata Annual Cash Incentive Award(4)	2,250,000	767,308	399,231	483,692	491,077
Health Coverage Reimbursement (COBRA)(5)	52,754	38,399	39,566	37,253	38,316
Other Compensation(6)	103,846	59,423	41,566	46,962	40,530
TOTAL	$6,456,600	$2,217,004	$1,425,362	$1,544,707	$1,558,723
Death or Disability
Restricted Stock Vesting(7)	$4,019,985	$1,284,444	$198,858	$404,339	$427,231
Annual Cash Incentive Award(8)	2,250,000	767,308	399,231	483,692	491,077
Long-Term Cash Incentive Award(9)	6,455,287	1,060,817	169,298	520,000	542,308
TOTAL	$12,725,272	$3,112,569	$767,387	$1,408,031	$1,460,616

(1)
Under the Employment Agreements, the Company will provide severance payments and benefits only if the named executive officer is terminated by the Company at will (i.e., not for death, disability, or “cause” as defined in the agreements), or if the executive terminates the employment for “good reason,” as defined in the Employment Agreements.
(2)
Any named executive officer who is terminated for cause (as defined in the Employment Agreements) will receive only salary and benefits accrued as of the date of termination.
(3)
The Company will pay the executive an amount equal to two times the following for Mr. Sarsam, or one and a half the sum of the following for all other named executive officers: the sum calculated by adding (i) the executive’s annual Base Salary in effect immediately prior to the date of termination plus (ii) the executive’s target AIP for the year of termination.
(4)
The Company shall pay the executive a prorated AIP for the year in which the executive’s termination of employment occurs. The prorated AIP shall be determined by multiplying the full year AIP that would otherwise have been payable to the executive, based upon the achievement of the applicable performance goals, as determined by the Board, by a fraction, the numerator of which is the number of days during which the executive was employed by the Company in the fiscal year in which the termination date occurs and the denominator of which is 365 (“Prorated Bonus”). Any earned amount of the annual cash incentive award was earned as of the end of 2022 (the date of the assumed triggering event) and is also included in the Non-Equity Incentive Compensation reported in the 2022 Summary Compensation Table.
(5)
The amounts would be paid as reimbursement by the Company to the executive for the COBRA continuation coverage premium necessary to continue the named executive officer’s then-current health, dental, vision, and prescription drug coverage (for the executive and any dependents) for a period of two years following termination for Mr. Sarsam or one and a half years following termination for all other named executive officers.
(6)
The Company shall pay any other amounts earned, accrued and owing but not yet paid and any benefits accrued and due under any applicable benefit plans and programs of the Company. The amounts included in the table above represent one week of accrued salary as well as accrued yet unused vacation as of January 1, 2023.
(7)
Under the terms of the Company’s stock incentive plans, if a Plan participant becomes disabled or dies, then the participant will receive a pro-rata portion of any unvested restricted stock, but the plans also permit the Compensation Committee, in its sole discretion, to waive any restrictions remaining on any remaining shares of restricted stock before or after the death, retirement, or disability of the participant. Pursuant to its discretionary authority, the Compensation Committee has included in the terms and conditions of each grant of restricted stock to the named executive officers a provision for the automatic vesting of restricted stock upon the death or disability of the named executive officer. Under the terms of the Executive Plan and the Company’s equity incentive plans, an Associate is eligible for retirement after attaining age 65, or age 55 if the Associate has 10 years of service. Thomas Swanson is the only named executive officer who is eligible for retirement.
(8)
In the event of death, or disability before the completion of the performance period, the named executive officer will earn a pro-rata portion of the award based on the number of weeks of employment during the performance period. Any earned amount of the annual cash incentive award was earned as of the end of 2022 (the date of the assumed triggering event) and is also included in the Non-Equity Incentive Compensation reported in the 2022 Summary Compensation Table.

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(9)
If a named executive officer dies or becomes disabled with 12 months or more remaining in the performance period, the target bonus will be paid on a pro-rata basis based on the length of employment during the performance period. If an officer dies or becomes disabled with 12 months or less remaining in the performance period, the payout, if any, will be paid based on actual performance results on a pro-rata basis based on the length of employment during the performance period. If an officer dies or becomes disabled after the performance period, any earned portion of the award will be paid. The amounts reported in the table are based on projected performance for fiscal 2023.

The following table summarizes the potential payments and benefits payable to each of SpartanNash’s named executive officers upon termination after a change in control of the Company, assuming that the change in control and termination took place on December 31, 2022.

Potential Payments Upon Termination in Connection With a Change in Control

	Tony B. Sarsam	Jason Monaco	Bennett Morgan	Thomas Swanson	Masiar Tayebi
Lump Sum Payment(1)	$5,062,500	$1,802,500	$1,260,000	$1,302,400	$1,318,400
Pro-Rata Annual Cash Incentive Award(2)	2,250,000	767,308	399,231	483,692	491,077
Long-Term Cash Incentive Award(3)	6,455,287	920,566	119,752	520,000	542,308
Acceleration of Restricted Stock(4)	4,019,985	1,284,444	198,858	404,339	427,231
Other Compensation(5)	103,846	59,423	41,566	46,962	40,530
Continued Benefits(6)	158,856	117,922	121,183	118,203	113,982
TOTAL	$18,050,474	$4,914,479	$2,140,590	$2,875,596	$2,933,528

(1)
The Company will pay the Executive an amount equal to two and half times the following for Mr. Sarsam, or two times the sum of the following for all other named executive officers: the sum calculated by adding (i) the Executive’s annual Base Salary in effect immediately prior to the date of termination plus (ii) the Executive’s target AIP for the year of termination.
(2)
The Company shall pay the Executive a prorated AIP for the year in which the Executive’s termination of employment occurs. The prorated AIP shall be determined by multiplying the full year AIP that would otherwise have been payable to the Executive, based upon the achievement of the applicable performance goals, as determined by the Board, by a fraction, the numerator of which is the number of days during which the Executive was employed by the Company in the fiscal year in which the termination date occurs and the denominator of which is 365 (“Prorated Bonus”). Any earned amount of the annual cash incentive award was earned as of the end of 2022 (the date of the assumed triggering event) and is also included in the Non-Equity Incentive Compensation reported in the 2022 Summary Compensation Table.
(3)
Under the terms set forth in the letter agreement governing each named executive officer’s long-term cash incentive award, upon a change in control of the Company during the performance period, the officer will earn a long-term cash incentive award equal to the greater of the target amount or the projected earned amount of the award based on the Company’s performance as of the date of the change in control, to be paid on a pro-rata basis for the length of employment during the performance period prior to the change in control. If a change in control follows the performance period, any earned but unvested portion of the award will be payable in full upon the earliest to occur of the termination of the officer’s employment for any reason, the applicable vesting date, or the date that is the 15th day of the third month following the change in control. The amounts reported in the table reflect projected performance for fiscal 2023.
(4)
Upon a qualifying termination following a change in control, the officer’s unvested shares of restricted stock will vest.
(5)
The Company shall pay any other amounts earned, accrued and owing but not yet paid and any benefits accrued and due under any applicable benefit plans and programs of the Company. The amounts included in the table above represent one week of accrued salary as well as accrued yet unused vacation as of January 1, 2023.
(6)
Under the Executive Severance Agreements, each named executive officer will receive reimbursement for the following benefits (a) for 24 months (or 30 months for Mr. Sarsam), all health, dental, vision and prescription drug benefits for the officer and his or her family; (b) for 12 months, tax and financial planning benefits; and (c) for 24 months, Company funded life insurance coverage. The reimbursement amount also includes an amount necessary to eliminate the income tax cost to the named executive officer resulting from any conversion of such benefits from non-taxable employee benefits to taxable reimbursements.

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Executive Compensation

CHANGE IN CONTROL TREATMENT

Under the terms of the long-term cash incentive programs, upon a change in control of SpartanNash before the end of the applicable performance period, with respect to participants employed on the effective date of the change in control, the long-term cash incentive program will be earned on a pro-rata basis for time served during the performance period at the greater of target or the projected payout level and will be paid no later than the 15th date of the third month following a change in control. If the performance period had concluded prior to the change in control, then any earned long-term cash incentive program award will be based on actual performance through the end of the performance period and payable in full upon the earliest to occur of the termination of employment for any reason, or a date selected by SpartanNash that is no later than the 15th day of the third month following the change in control. Assuming a change in control occurred as of December 31, 2022, our NEOs would be entitled to the following payments with respect to the 2020, 2021 and 2022 long-term cash incentive program awards: Mr. Sarsam, $6,455,287; Mr. Monaco, $920,566; Mr. Dar, $0; Mr. Morgan, $119,752; Ms. Trupiano, $0; Mr. Swanson, $520,000 and Mr. Tayebi, $542,308.

In addition, under our AIP, upon a change in control before the end of the fiscal year, Associates will earn an incentive payout equal to the greater of the target award or the projected award, to be paid no later than the 15th day of the third month following the change in control. Assuming a change in control occurred as of December 31, 2022, our NEOs would be entitled to the following payments with respect to the 2022 AIP: Mr. Sarsam, $2,250,000; Mr. Monaco, 767,308; Mr. Dar, $321,253; Ms. Trupiano, $177,402; Mr. Morgan, $399,231; Mr. Swanson, $483,692 and Mr. Tayebi, $491,077.

Under our equity plans, if an award agreement is not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or Board, the equity awards will immediately become fully vested and delivered to the Associate. Assuming a change in control occurred as of December 31, 2022 in which the equity awards were not assumed by the surviving entity, our NEOs would vest in their outstanding equity awards with an estimated value as follows: Mr. Sarsam, $4,019,985; Mr. Monaco, $1,284,444; Mr. Dar, $0; Ms. Trupiano, $0; Mr. Morgan, $198,858; Mr. Swanson, $404,339 and Mr. Tayebi, $427,231.

PAY RATIO DISCLOSURE

Our Chief Executive Officer to median employee pay ratio is calculated in accordance with SEC rules. We identified our median employee, excluding the Chief Executive Officer, as of January 2, 2021, by using total cash compensation as our consistently applied cash compensation measure.

During fiscal year 2022, we acquired Bill's Shop N Save in Benzonia, Michigan, and Great Lakes Foods Company in Menominee, Michigan. As allowed under Item 402(u) of Regulation S-K, we excluded the employees of these business for the purposes of the fiscal year 2022 pay ratio calculation.

As also allowed under Item 402(u) of Regulation S-K, we used the same median employee as in fiscal year 2021 as there were no significant changes to our median employee's status, our employee population or our employee compensation arrangements in fiscal year 2022 that we believe would reasonably be expected to result in a significant change to the pay ratio. The fiscal year 2022 annual total compensation of our median employee was calculated using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table.

Our Chief Executive Officer’s total compensation, as reported in the 2022 Summary Compensation Table, was $9,743,982. The annual total compensation of our median employee was $33,658. Therefore, our 2022 Chief Executive Officer to median employee pay ratio is 289:1. As disclosed in the non-equity incentive compensation table on page 55, prior LTIP plans, including the 2020 performance cash grant, utilized a three-year performance period. For the 2021 and 2022 performance cash grants, the Committee approved two-year performance periods in recognition of ongoing challenges with multi-year goal-setting due to the uncertainty created by the COVID-19 pandemic, while retaining a three-year service requirement. As a result, two years of LTIP performance cash grants were earned in fiscal year 2022, and there will be no LTIP performance cash grants earned in fiscal year 2024. The Committee reinstituted a three-year performance period starting with the fiscal year 2023 performance grant.

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Executive Compensation

PAY VERSUS PERFORMANCE

The following disclosure illustrates the relationship between the compensation actually paid to the NEOs, as calculated in accordance with SEC disclosure rules, and the performance of the Company.

	Summary Compensation Table Total		Compensation Actually Paid				Value of Initial Fixed $100 Investment Based On (4):
Year	PEO1	PEO2	PEO1	PEO2	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Share- holder Return	Peer Group Total Share- holder Return	Net Income ($000)	Company Selected Measure (Adj. EBITDA) ($000)
(1)	(2)	(2)	(3)	(3)	(2)	(3)		(5)		(6)

2022	$9,743,982	n/a	$10,477,683	n/a	$1,782,208	$1,681,256	$237	$187	$34,518	$242,879
2021	4,670,472	n/a	5,444,034	n/a	1,611,915	1,668,379	197	205	73,751	213,706
2020	1,244,893	4,384,274	1,251,196	4,341,191	1,737,123	1,642,906	128	107	75,914	234,813

(1) Tony Sarsam (PEO1) joined the Company in September 2020. Dennis Eidson (PEO2) served as Interim CEO until September 2020.

The non-PEO named executive officers (NEOs) represent the following individuals for each of the years shown, as follows:

2022 – Jason Monaco, Arif Dar, Yvonne Trupiano, Bennett Morgan, Thomas Swanson and Masiar Tayebi.

2021 – Jason Monaco, Mark Shamber, Kathleen Mahoney, Yvonne Trupiano, Arif Dar and Thomas Swanson.

2020 – Mark Shamber, Walt Lentz, Kathleen Mahoney, Yvonne Trupiano and Lori Raya.

(2) Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Sarsam and Mr. Eidson and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs other than Mr. Sarsam and Mr. Eidson.

(3) To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for each of the principal executive officers and for the average of the non-PEO NEOs is set forth following the footnotes to this table.

(4) Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested on December 31, 2019. Historical stock price performance is not necessarily indicative of future stock price performance.

(5) The Index TSR consists of the S&P SmallCap 600 Food Distributors Index.

(6) The Company selected Adjusted EBITDA as the Company Selected Measure as it believes Adjusted EBITDA most closely aligns compensation actually paid and Company financial performance. Please see page 45 for the Company's definition of Adjusted EBITDA.

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Executive Compensation

Reconciliation of Compensation Actually Paid Adjustments

PEOs Summary Compensation Total to Compensation Actually Paid Reconciliation:

Year	Summary Compensation Table Total	Minus Grant Date Fair Value of Stock Awards Granted in Fiscal Year	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Minus Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Plus Change in Fair Value of Dividends	Equals Compensation Actually Paid
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

2022	$9,743,982	($1,816,634)	$1,934,332	$308,986	$—	$224,013	$—	$83,004	$10,477,683
2021	4,670,472	(1,687,591)	2,233,933	139,729	—	5,801	—	81,690	5,444,034
2020	5,629,167	(1,061,499)	388,452	57,906	624,533	(50,467)	—	4,295	5,592,387

Average Non-PEO NEOs Summary Compensation Total to Compensation Actually Paid Reconciliation:

Year	Summary Compensation Table Total	Minus Grant Date Fair Value of Stock Awards Granted in Fiscal Year	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Minus Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Plus Change in Fair Value of Dividends	Equals Compensation Actually Paid
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

2022	$1,782,208	($222,500)	$169,737	$32,011	$—	$31,207	($114,233)	$2,826	$1,681,256
2021	1,611,915	(319,682)	356,548	77,238	—	10,382	(79,224)	11,202	1,668,379
2020	1,737,123	(276,290)	176,078	42,581	—	(10,028)	(32,399)	5,841	1,642,906

(1)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the non-PEO NEOs, amounts shown represent averages. See footnote 1 above for the NEOs included in the average for each year.
(2)
Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(3)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(4)
Represents the change in fair value during the indicated fiscal year of stock awards granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(5)
Represents the fair value at vesting of stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(6)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of stock awards that were granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(7)
Represents the fair value as of the last day of the prior fiscal year of stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(8)
Represents the value of dividends paid on stock awards in the fiscal year prior to the vesting date that is not reflected in the fair value of such award or included in total compensation for the covered fiscal year.

65	2022 Proxy Statement

Executive Compensation

Relationship between pay and performance

Our executive compensation programs are designed to align pay with performance. Accordingly, the payouts under our annual and long-term incentive plans are based on attainment of certain company performance goals. As disclosed in the non-equity incentive compensation table on page 55, prior LTIP plans, including the 2020 performance cash grant, utilized a three-year performance period. For the 2021 and 2022 performance cash grants, the Committee approved two-year performance periods in recognition of ongoing challenges with multi-year goal-setting due to the uncertainty created by the COVID-19 pandemic, while retaining a three-year service requirement. As a result, two years of LTIP performance cash grants were earned in fiscal year 2022, and there will be no LTIP performance cash grants earned in fiscal year 2024. The Committee reinstituted a three-year performance period starting with the fiscal year 2023 performance grant.

The table below lists financial measures which in our assessment represent the most important financial performance measures used by the Company to link executive compensation actually paid to the NEOs to company performance for 2022, the most recent fiscal year. Please see the Compensation Discussion and Analysis for further information regarding how Adjusted EBITDA and ROIC are calculated and how they are used in our executive compensation program.

Most Important Financial Measures
Adjusted EBITDA
Return on Invested Capital (ROIC)
Adjusted Earnings Per Share (EPS)

As shown in Chart 1, our Total Shareholder Return (TSR) performance trajectory has been positive and outperformed the industry index in 2022, driven by our strategy and performance improvements since Mr. Sarsam took over as CEO, resulting in strong shareholder value.

Chart 1

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Executive Compensation

As shown in Chart 2, the PEOs' CAP amounts are aligned with the Company’s TSR due to the Company’s strategic and management-related actions that have led to performance improvements and driven shareholder return. The other NEOs’ CAP amounts have varied each year due to changes in the composition of the group as noted above.

Chart 2

As shown in Chart 3, the Company's net income has decreased due to higher LIFO expense, increased corporate administrative costs, including incentive compensation and costs related to shareholder activism, the transition impact of a new paid-time-off policy in the prior year, and increased interest expense. The other NEOs’ CAP amounts have varied each year due to changes in the composition of the group as noted above. The Company does not use net income to determine compensation levels or incentive plan payouts.

Chart 3

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Executive Compensation

As shown in Chart 4, the Company's Adjusted EBITDA has varied over the three years presented. The correlation between Adjusted EBITDA and PEO CAP, however, is evident from 2021 to 2022. Payout of the annual cash incentive awards and 40% of the long-term cash incentive awards earned in 2021 and 2022 are based on Adjusted EBITDA performance. The Adjusted EBITDA to PEO CAP correlation is less defined between 2020 and 2021 due to the departure of Mr. Eidson and the hiring of Mr. Sarsam and the resulting mix of compensation elements. In 2020, Mr. Eidson received retention cash payments and phantom stock awards related to his service as interim CEO. Mr. Sarsam joined the Company in September 2020 and therefore received a prorated stock award, earned a prorated annual incentive payout and earned no long-term payments whereas in 2021 he received and earned full year values. Additionally, the increase in the Company's stock price in 2021 resulted in a substantial increase in Mr. Sarsam's CAP. The other NEOs’ CAP amounts have varied each year due to changes in the composition of the group as noted above.

Chart 4

68	2022 Proxy Statement

Compensation of Directors

The Nominating and Corporate Governance Committee evaluates whether the Company’s non-employee directors are fairly compensated for their services to the Company. Employee directors do not receive compensation for service as a director. In making director compensation decisions, the Committee is guided by three basic principles:

•
compensation should fairly pay directors for services expected of a director of a company of similar size and scope to the Company;
•
compensation should align directors’ interests with the long-term interests of shareholders; and
•
the structure of the compensation should be simple, transparent and easy for shareholders to understand.

The Committee conducts periodic reviews of non-employee director compensation with these guiding principles in mind.

The Company does not pay meeting fees. The director compensation structure for 2022 was as follows:

•
All non-employee directors (other than the Chairman): $80,000 cash retainer and $130,000 equity award;
•
Non-employee Chairman of the Board: $170,000 cash retainer and $140,000 equity award;
•
Audit Committee Chair: $25,000 cash retainer;
•
Audit Committee Members: $12,500 cash retainer;
•
Compensation Committee Chair: $20,000 cash retainer;
•
Compensation Committee Members $10,000 cash retainer;
•
Nominating & Governance Committee Chair: $15,000 cash retainer; and
•
Nominating & Governance Committee Members: $7,500 cash retainer.

The chairs of the committees receive compensation from the chair cash retainer above, as well as compensation as members of the committees.

The Company has established stock ownership guidelines for non-employee directors to help align the interests of directors with those of our shareholders. Under these guidelines, each director is expected to acquire and continue to hold shares of the Company’s common stock having an aggregate market value that equals or exceeds five times the rate of the regular annual retainer then in effect for non-employee directors who are not chairs. Each director is expected to achieve the target ownership level within five years of becoming a director. As of December 31, 2022, each of the Company’s non-employee directors had achieved the target ownership level or were making satisfactory progress toward the target levels and in compliance with the Company’s stock ownership policy. The following table provides information concerning the compensation of non-employee directors for SpartanNash’s last completed year.

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Compensation of Directors

2022 DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash	Stock Awards(1)(2)	Total
M. Shân Atkins	$125,625	$131,208	$256,833
Elizabeth A. Nickels	50,000	131,208	181,208
Douglas A. Hacker	170,000	141,318	311,318
Frank M. Gambino, Ph.D.	46,250	131,208	177,458
Matthew M. Mannelly	106,250	131,208	237,458
Julien R. Mininberg	68,750	131,208	199,958
Jaymin B. Patel	70,000	131,208	201,208
Hawthorne L. Proctor	96,250	131,208	227,458
Pamela S. Puryear, Ph.D.	71,250	131,208	202,458
William R. Voss	112,500	131,208	243,708
Yvonne R. Jackson	58,750	131,208	189,958

(1)
These amounts represent the portion of the grant date fair value of restricted stock determined in accordance with ASC 718, based on the number of shares granted and the closing stock price on the date of grant.
(2)
On March 1, 2022, each non-employee director except the Chairman was issued 4,620 shares of restricted stock pursuant to the 2020 Stock Incentive Plan, which vested on March 1, 2023. Each award had a grant date fair value of $28.40 per share (for an aggregate value of $130,863). Douglas A. Hacker was issued 4976 shares as the Chairman of the Board, also on March 1, 2022, at a grant date fair value of $28.40 per share, with a vesting date of March 1, 2023.

The following table presents the number of outstanding shares of restricted stock held by each non-employee director named above as of December 31, 2022:

Name	Shares of Restricted Stock Outstanding
M. Shân Atkins	4,620
Douglas A. Hacker	4,976
Matthew M. Mannelly	4,620
Julien R. Mininberg	4,620
Jaymin B. Patel	4,620
Hawthorne L. Proctor	4,620
Pamela S. Puryear, Ph.D.	4,620
William R. Voss	4,620

70	2022 Proxy Statement

SpartanNash recognizes that transactions with related persons can present potential or actual conflicts of interest. Accordingly, the Company has adopted written policies and procedures intended to ensure that potential conflicts of interests are identified, reviewed, approved, and disclosed as necessary. The Company has regular communications with related persons and relevant Associates regarding these policies.

It is the responsibility of SpartanNash’s management to establish appropriate controls and procedures to identify all material transactions with related persons (as defined in SEC Item 404 of Regulation S-K) and to evaluate those transactions for potential conflicts of interest situations on an ongoing basis. Pursuant to Nasdaq Listing Rule 5630 and the Audit Committee Charter, the Audit Committee must evaluate and approve every proposed transaction with a related person. For any proposed transaction in which a director has an interest, SpartanNash’s general policy is that the director may proceed with the transaction only if the material facts of the transaction and the director’s interest in the transaction have been disclosed to the Audit Committee of the Board, the Audit Committee determines that the transaction is fair to SpartanNash, and the transaction is approved by the Audit Committee. There are no established criteria for evaluating such transactions, and the Audit Committee may consider any information or factors as it deems appropriate in making this determination. However, the Audit Committee may not determine that the proposed transaction is “fair” to the Company unless it determines that the transaction will be made on terms no less favorable than those offered generally to entities that are not affiliated with any director.

Directors and executive officers are required to complete an annual written questionnaire that solicits information regarding any direct or indirect interest that they or members of their family may have in any transaction or series of transactions involving the Company and having a value of $120,000 or more. Directors and executive officers are required to promptly update the Company of any change in the information provided by them in the questionnaire.

SpartanNash has adopted a written conflict of interest policy that requires all Associates to report actual and potential conflicts of interest to the Company’s internal auditor.

There were no related person transactions requiring disclosure under SEC rules during fiscal 2022 or the current year to the date of this proxy statement.

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10% of a registered security to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). Based solely on such forms filed electronically with the SEC and with respect to the fiscal year ended December 31, 2022 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons for 2022, except for a late Form 5 filed on February 21, 2023 on behalf of David Sisk, reporting one transaction; a late Form 3 and Form 4 filed on March 4, 2022 on behalf of Jaymin Patel, reporting one transaction; and late Forms 3 filed on March 3, 2022 on behalf of Pamela Puryear and Julien Mininberg.

71	2022 Proxy Statement

SHAREHOLDER PROPOSALS FOR INCLUSION IN THE PROXY MATERIALS
FOR THE 2024 ANNUAL MEETING

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be received by the Company no later than December 13, 2023, assuming the meeting is held within 30 days of the calendar date of the 2023 Annual Meeting. The proposal must comply fully with the requirements of Rule 14a-8.

SHAREHOLDER PROPOSALS FOR CONSIDERATION AT THE 2024 ANNUAL MEETING, BUT NOT FOR INCLUSION IN THE PROXY MATERIALS

In accordance with our bylaws, any shareholder proposal to be considered at next year’s annual meeting but not for inclusion in the proxy statement must be delivered to our Corporate Secretary no later than December 13, 2023, assuming the meeting is held within 30 days of the calendar date of the 2023 Annual Meeting. The notice must comply fully with the requirements of the bylaws.

SHAREHOLDER NOMINATIONS OF DIRECTOR CANDIDATES FOR THE 2024 ANNUAL MEETING

Under our restated articles of incorporation, a shareholder of record may nominate a person for election as a director at next year’s annual meeting if the shareholder has delivered timely notice to our Corporate Secretary setting forth:

•
the name, age, business address and residence address of each proposed nominee;
•
the principal occupation or employment of each nominee;
•
the number of shares of SpartanNash stock that each nominee beneficially owns;
•
a statement that each nominee is willing to be nominated; and
•
any other information concerning each nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of those nominees.

To be timely, a shareholder’s notice must be delivered to our Corporate Secretary not later than December 13, 2023. The Nominating and Corporate Governance Committee will consider every nominee proposed by a shareholder that is received in a timely manner in accordance with these procedures and report each such nomination, along with the Nominating and Corporate Governance Committee’s recommendations, to the full Board. Any nomination that does not comply with the procedures set forth in our restated articles of incorporation will be void.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024.

The Nominating and Corporate Governance Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees. Shareholders may send such informal recommendations, including the candidate’s name and background information, to the Committee by directing them in care of our Corporate Secretary.

All such notices, proposals, nominations and recommendations should be directed to the attention of our Corporate Secretary, Ileana McAlary, at SpartanNash Company, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700.

72	2022 Proxy Statement

WHY AM I RECEIVING THESE MATERIALS?

The Board is providing this proxy statement and the enclosed proxy card in connection with its solicitation of proxies to be voted at the Annual Meeting. For more information on the participants in the Board’s solicitation, please see “Participants” beginning on page 79 of this proxy statement.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

You may vote at the Annual Meeting if you were a shareholder of record of SpartanNash common stock at the close of business on March 29, 2023, the record date for the Annual Meeting set by the Board. Each shareholder is entitled to one vote per share of SpartanNash common stock on each matter presented for a shareholder vote at the Annual Meeting. Shareholders do not have cumulative voting rights. As of the close of business on the record date, there were 35,119,509 shares of SpartanNash common stock outstanding.

WHAT MATTERS AM I VOTING ON?

You will be voting on:

•
the election of the eight directors named in this proxy statement to serve until the 2024 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified;
•
the advisory approval of the Company’s named executive officer compensation;
•
the advisory approval on the frequency of future advisory votes on named executive officer compensation;
•
the ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for the fiscal year ending December 30, 2023; and
•
any other business that may properly come before the Annual Meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THESE PROPOSALS?

The Board recommends voting on the enclosed proxy card:

•
“FOR” each of the Board’s director nominees—M. Shân Atkins, Douglas A. Hacker, Julien R. Mininberg, Jaymin B. Patel, Hawthorne L. Proctor, Pamela S. Puryear, Ph.D., Tony B. Sarsam, and William R. Voss—to be elected;
•
“FOR” the advisory approval of the Company’s named executive officer compensation;
•
“1 YEAR” for the advisory approval on the frequency of future advisory votes on named executive officer compensation; and
•
“FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for the fiscal year ending December 30, 2023.

HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH PROPOSAL?

•
Proposal No. 1: A plurality of the votes cast at the Annual Meeting is required to elect directors. This means that the eight director nominees who receive the most votes will be elected to the Board. Any shares not voted “FOR” a particular nominee, whether as a result of a withhold vote or a broker non-vote, will not be counted in such nominee’s favor and will not affect the outcome of the election.

73	2022 Proxy Statement

Questions and Answers about the Proxy Materials and the Annual Meeting

•
Proposal No. 2: Advisory approval of the Company’s named executive officer compensation requires the approval of a majority of the votes cast by shareholders entitled to vote thereon. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal. The vote on this proposal is not binding on the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.
•
Proposal No. 3: The choice of frequency that receives the greatest number of votes cast on the advisory approval on the frequency of future advisory votes on named executive officer compensation will be considered the preference of our stockholders. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal. The vote on this proposal is not binding on the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding frequency of say-on-pay.
•
Proposal No. 4: Ratification of the selection of Deloitte & Touche LLP as our independent certified public accounting firm for fiscal 2023 requires the approval of a majority of the votes cast by shareholders entitled to vote thereon. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal.

HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?

If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a bank, broker or other nominee), you may vote online or by phone, 24 hours a day, seven days a week (until the applicable deadline set forth below, except for votes at the Annual Meeting). You may also vote by mail if you requested and received printed copies of the proxy materials.

Online Voting. You may vote online by visiting www.proxyvote.com. You may navigate to the online voting site by entering your 8-digit control number. After receiving printed copies of the proxy materials, have your proxy card ready when you access the site and follow the prompts to record your vote. This vote will be counted immediately and there is no need to send in any proxy card you may have received. Except for any votes cast during the Annual Meeting, votes cast online must be received by 11:59 p.m. Eastern Daylight Time on May 23, 2023.

Phone Voting. To vote by phone, dial 1-800-690-6903 and listen for further directions. You must have a touch-tone phone. Telephonic votes will be counted immediately and there is no need to send in your proxy card. Votes cast by phone must be received by 11:59 p.m. Eastern Daylight Time on May 23, 2023.

Voting by Mail. Please properly date, sign and return the enclosed proxy card in the postage-paid envelope provided in order to vote the shares represented by that proxy card at the Annual Meeting. Votes cast by mail must be received no later than the start of the Annual Meeting.

Voting at the Virtual Annual Meeting. The Annual Meeting will be held online via a live webcast at https://www.cesonlineservices.com/sptn23_vm. You may only participate in the virtual meeting by registering in advance at https://www.cesonlineservices.com/sptn23_vm prior to the deadline of 10:00 a.m. Eastern Daylight Time on May 23, 2023. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting.

YOUR VOTE IS IMPORTANT TO US. Please vote promptly online, by phone, or by mailing the enclosed proxy card, regardless whether you plan to attend the meeting. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the meeting.

74	2022 Proxy Statement

Questions and Answers about the Proxy Materials and the Annual Meeting

HOW DO I VOTE IF I AM A BENEFICIAL SHAREHOLDER WITH MY SHARES HELD IN STREET NAME?

If you hold your shares in “street name” (i.e., your shares are registered in the name of a bank, broker or other nominee, which we will collectively reference as your “broker”), then you will receive voting instructions from your broker that you must follow in order to direct your broker on how to vote your shares. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER OR ITS AGENT. These forms and instructions typically permit you to give voting instructions by mail, phone or online. However, the availability of telephone and Internet voting will depend on the voting process of your broker. You will NOT be able to vote street name shares using the internet address or phone numbers established for shareholders of record as described above.

Please note that you may NOT vote shares held in street name at the Annual Meeting unless you request and receive a valid proxy from your broker, which must be presented as a PDF or image (.gif, .jpg or .png) file format with your online ballot during the Annual Meeting.

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Jason Monaco and Ileana McAlary have been designated as the Company’s proxy holders by our Board for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the shareholder.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker), you may revoke your proxy at any time before it is voted at the Annual Meeting by taking any of the following four actions:

•
by delivering written notice of revocation to our Corporate Secretary, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700;
•
by delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;
•
by casting a subsequent vote via phone or online, as described in this proxy statement; or
•
by attending the Annual Meeting and voting during the Annual Meeting.

Merely attending the Annual Meeting will not, by itself, revoke your proxy; you must cast a vote at the Annual Meeting following the instructions you receive upon registration. Your last valid proxy or vote that we receive before or during the Annual Meeting is the proxy or vote that will be counted.

If you are a street name holder (i.e., your shares are registered in the name of a broker), and later want to change your vote, your broker can provide you with instructions on how to change your vote.

To support the Board’s nominees, you should vote “FOR” each of the Board’s nominees to be elected on the enclosed proxy card.

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Questions and Answers about the Proxy Materials and the Annual Meeting

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE PROXY CARD OR SET OF PROXY MATERIALS FROM THE COMPANY?

Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must use each proxy card you receive in order to vote with respect to each account by telephone, by Internet, or by signing, dating and returning the proxy card in the postage-paid envelope provided.

The Company will likely conduct multiple mailings prior to the Annual Meeting to ensure shareholders have the Company’s latest proxy information and materials to vote. The Company will send you a new proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board, then vote "FOR" on Proposals 1, 2 and 4, and vote "1 YEAR" on Proposal 3.

WILL MY SHARES BE VOTED IF I DO NOTHING?

If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker) and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If you are a street name holder (i.e., your shares are registered in the name of a broker), the New York Stock Exchange rules applicable to brokers determine whether your broker may vote your shares in its discretion even if it does not receive voting instructions from you.

If you are a street name holder and a broker provides you with the Company’s proxy materials, the broker may not vote your shares with respect to any of the proposals to be voted on at the Annual Meeting unless you provide the broker with voting instructions. This is referred to as a “broker non-vote.” In these cases, those shares will not be considered votes cast on the proposals to be considered at the Annual Meeting.

If you are a street name holder (in addition to the Company’s proxy materials), the broker may vote your shares in its discretion on “routine” matters when it does not receive voting instructions from you. With respect to “nonroutine” matters, the broker is not permitted to vote your shares without timely received voting instructions. At the Annual Meeting, the only “routine” matter proposed to be presented is the ratification of the selection of Deloitte & Touche LLP as the Company’s independent certified public accounting firm for fiscal 2023 (Proposal No. 4). Accordingly, the broker will be able to exercise discretionary authority on Proposal No. 4 if it does not receive voting instructions from you, and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine” matters. Such broker non-votes will not be considered votes cast on such proposals.

YOUR VOTE IS IMPORTANT TO US. Please vote promptly online, by phone, or by mailing the enclosed proxy card, regardless whether you plan to attend the meeting. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the meeting.

You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes. If you are a street name holder (i.e., your shares are registered in the name of a broker), and later want to change your vote, your broker can provide you with instructions on how to change your vote. You must follow these instructions in order for your shares to be voted. We urge you to instruct your broker or other nominee, by following the instructions on the enclosed voting instruction form, to vote your shares in line with the Board’s recommendations on the voting instruction form.

WHAT IS A QUORUM?

A quorum is the minimum number of shares required to be present in person or by proxy at the Annual Meeting to properly hold a meeting of shareholders and conduct business under our by-laws and Michigan law. Without a quorum, no business may be transacted at the Annual Meeting. The presence virtually or by properly executed proxy of the holders of a majority of the votes which may be cast at the Annual Meeting will constitute a quorum. We will count towards a quorum any abstentions, withhold votes, or broker non-votes.

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Questions and Answers about the Proxy Materials and the Annual Meeting

HOW WILL THE ANNUAL MEETING BE CONDUCTED?

In light of the public health and safety considerations posed by COVID-19 and for the safety of our shareholders, associates, and other members of the community, our Annual Meeting will be held in a virtual format only. The Annual Meeting will be held online via a live webcast at https://www.cesonlineservices.com/sptn23_vm.

Only the Company’s shareholders as of the close of business on the record date for the Annual Meeting, their duly-appointed proxies and guests invited by the Company may attend the Annual Meeting. You will not be able to attend the Annual Meeting in person at a physical location. In order to attend the virtual Annual Meeting, you must pre-register at https://www.cesonlineservices.com/sptn23_vm prior to the deadline of 10:00 a.m. Eastern Daylight Time on May 23, 2023. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting. If you encounter any technical difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

HOW CAN I ASK QUESTIONS DURING THE ANNUAL MEETING?

Shareholders may submit questions during the Annual Meeting by following the instructions they receive upon registration, as described above. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting will be included in the rules of conduct that will be available on the Annual Meeting website.

IF I CAN’T ATTEND THE ANNUAL MEETING, CAN I VOTE LATER?

You do not need to attend the virtual Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not shareholders plan to attend the Annual Meeting, we urge shareholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in this proxy statement. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.

WHO WILL COUNT THE VOTES?

Morrow Sodali will serve as the independent inspector of election (the “Inspector of Election”) and, in such capacity, will count and tabulate the votes.

WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED?

The shareholders present at the meeting, virtually or by proxy, may, by a majority vote, adjourn the meeting despite the absence of a quorum. If a quorum is not present at the meeting, the Chairman of the meeting may adjourn the meeting to permit further solicitation of proxies in order to achieve a quorum. Unless a new record date is fixed, your proxy will still be valid at an adjourned Annual Meeting and you will still be able to change or revoke your proxy until it is used to vote your shares.

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Questions and Answers about the Proxy Materials and the Annual Meeting

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results based on the advice of our proxy solicitor at the Annual Meeting. We also expect to disclose preliminary voting results based on the preliminary tabulation by the Inspector of Election on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. We will report voting results based on the Inspector of Election’s final, certified report on a Current Report on Form 8-K that we will file with the SEC as soon as practicable after the Annual Meeting.

WHO CAN HELP ANSWER ANY OTHER QUESTIONS I MAY HAVE?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitor:

MORROW SODALI LLC

Shareholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400
Email: SPTN@investor.morrowsodali.com

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If any other matter properly comes before the Annual Meeting, shares represented by the enclosed proxy card will be voted in the discretion of the persons named as proxies on such card.

METHOD AND COST OF SOLICITING AND TABULATING VOTES

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to shareholders of record and street name shareholders, and reimbursements paid to brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions from street name shareholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained Morrow Sodali to solicit proxies. Under our agreement with Morrow Sodali, Morrow Sodali will receive a fee of up to $15,000. Morrow Sodali expects that approximately 10 of its employees will assist in the solicitation. The Company also agreed to indemnify Morrow Sodali against certain liabilities relating to, or arising out of, its retention. Morrow Sodali will solicit proxies by mail, telephone, facsimile and email.

PARTICIPANTS

Under applicable regulations of the SEC, each of our directors and director nominees, and certain of our executive officers are “participants” in this proxy solicitation on behalf of the Board. For more information about our directors and executive officers, please see “Board of Directors” beginning on page 22 of this Proxy Statement and “SpartanNash’s Executive Officers” beginning on page 38 of this Proxy Statement. Additional information relating to our directors and director nominees as well as certain of our officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf is attached to this proxy statement as Appendix B. Other than the persons described in this proxy statement, no regular employees of the Company have been or are to be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

STOCKHOLDER LIST

The Company’s list of stockholders as of the close of business on March 29, 2023 will be available for inspection during the Annual Meeting by shareholders who attend the Annual Meeting through the live webcast.

HOUSEHOLDING

We may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials and one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or verbal request, a separate copy of the proxy materials to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of these materials, contact Ileana McAlary, Corporate Secretary, at SpartanNash Company, 850 76th Street S.W., P.O. Box 8700, Grand Rapids, Michigan, 49518-8700.

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Other Matters

APPRAISAL RIGHTS

Shareholders do not have appraisal rights in connection with any matters proposed to be acted upon at the Annual Meeting.

ANNUAL REPORT AND SEC FILINGS

Our annual report to shareholders for fiscal 2022 is being furnished together with this proxy statement. The annual report is currently available for reviewing online by clicking the “Annual Reports” link in the “Investor Relations” section of our website, www.spartannash.com. Additionally, the Company’s filings with the SEC are available to the public at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor Relations” section of our website, www.spartannash.com, or by contacting InvestorRelations@spartannash.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information on the SEC’s website and the Company’s website are not part of this proxy statement.

FORWARD-LOOKING STATEMENTS

This proxy statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), about the plans, strategies, objectives, goals or expectations of SpartanNash and its subsidiaries ("SpartanNash" or the "Company"). These forward-looking statements may be identifiable by words or phrases indicating that the Company or management "expects," "anticipates," "plans," "believes," "intends," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook", "trend", "guidance" or "target" is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in an extremely competitive industry; the Company's dependence on certain major customers; the Company's ability to implement its growth strategy and transformation initiatives; changes in relationships with the Company's vendor base and supply chain disruptions; vulnerability to decreases in the supply and increases in the price of raw materials and labor, manufacturing, distribution and other costs; macroeconomic uncertainty, including rising inflation, potential economic recession, and increasing interest rates; difficulty attracting and retaining well-qualified Associates and effectively managing increased labor costs; customers to whom the Company extends credit or for whom the Company guarantees loans or lease obligations may fail to repay the Company; not achieving the Company's strategy of growth through acquisitions and encountering difficulties successfully integrating acquired businesses that may not realize the anticipated benefits; the Company's ability to manage its private brand program for U.S. military commissaries, including the termination of the program or not achieving the desired results; disruptions to the Company's information security network, including security breaches and cyber-attacks; changes in the geopolitical conditions, including the Russia-Ukraine conflict; instances of security threats, severe weather conditions and natural disasters; climate change and an increased focus by stakeholders on environmental sustainability and corporate responsibility; impacts to the Company's business and reputation due to an increasing focus on environmental, social and governance matters; disruptions associated with disease outbreaks, such as the COVID-19 pandemic; impairment charges for goodwill or other long-lived assets; the Company's ability to successfully manage leadership transitions; interest rate fluctuations; the Company's ability to service its debt and to comply with debt covenants; the Company's level of indebtedness; changes in government regulations; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; labor relations issues; cost increases related to multi-employer pension plans and other postretirement plans; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair

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Other Matters

its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Ileana McAlary

Executive Vice President, Chief Legal Officer

and Corporate Secretary

April 11, 2023

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APPENDIX A

Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

	2022	2021	2020
(In thousands)	(52 Weeks)	(52 Weeks)	(53 Weeks)
Net earnings	$34,518	$73,751	$75,914
Income tax expense	12,397	24,906	9,450
Other expenses, net	21,629	13,543	17,042
Operating earnings	68,544	112,200	102,406
Adjustments:
LIFO expense	56,823	18,652	2,176
Depreciation and amortization	94,180	92,711	89,504
Acquisition and integration, net	343	708	421
Restructuring and asset impairment, net	805	2,886	24,398
Cloud computing amortization	3,650	2,140	297
Costs associated with Project One Team	—	—	493
Organizational realignment, net	1,859	589	455
Severance associated with cost reduction initiatives	831	423	5,154
Stock-based compensation	8,589	6,975	6,265
Stock warrant	2,158	1,958	6,549
Non-cash rent	(3,444)	(4,059)	(4,733)
Fresh Cut operating losses	—	—	2,262
Loss (gain) on disposal of assets	1,073	(106)	3,330
Postretirement plan amendment and settlement	133	—	—
Costs related to shareholder activism	7,335	—	—
Expenses associated with tax planning strategies	—	—	82
Paid time off transition adjustment	—	(21,371)	—
Adjusted EBITDA	242,879	213,706	239,059
53rd week	—	—	(4,246)
Adjusted EBITDA, excluding 53rd week	$242,879	$213,706	$234,813

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SCAN TO VIEW MATERIALS & VOTE SPARTANNASH COMPANY C/O INVESTOR RELATIONS 850 76TH STREET SW P.O. BOX 8700 GRAND RAPIDS, MI 49518-8700 VOTE BY INTERNET Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 23, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes cast by mail must be received no later than the start of the Annual Meeting of Shareholders. VOTING AT THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS You may only participate in the virtual Annual Meeting of Shareholders by registering in advance at https://www.cesonlineservices.com/sptn23_vm prior to the deadline of 10:00 a.m. Eastern Daylight Time on May 23, 2023. Please have your control number available and follow the instructions to register. Upon completing registration, you will receive an email with a unique link that will allow to access the meeting. V09517-P92720 SPARTANNASH COMPANY The Board of Directors recommends you vote FOR the following: 1. Election of Eight Directors For Withhold Nominees: ! ! The Board of Directors recommends you vote FOR proposal 2. 1a. M. Shân Atkins For Against Abstain ! ! ! ! ! 1b. Douglas A. Hacker 2. Advisory Approval of the Company’s Named Executive Officer Compensation. ! ! 1c. Julien R. Mininberg The Board of Directors recommends you vote 1 Year for proposal 3. Abstain 2 Years 1 Year 3 Years ! ! ! ! ! ! 1d. Jaymin B. Patel 3. Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation. ! ! Abstain Against For 1e. Hawthorne L. Proctor The Board of Directors recommends you vote FOR proposal 4. ! ! ! ! ! 4. Ratification of Selection of Deloitte & Touche LLP as the Company's Independent Certified Public Accounting Firm for Fiscal 2023. 1f. Pamela S. Puryear, Ph.D. ! ! 1g. Tony B. Sarsam NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof. ! ! 1h. William R. Voss Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V09518-P92720 SPARTANNASH COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Annual Meeting of Shareholders May 24, 2023 10:00 AM EDT The shareholder(s) hereby appoint(s) Ileana McAlary and Jason Monaco, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SpartanNash Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on Wednesday, May 24, 2023, virtually at https://www.cesonlineservices.com/sptn23_vm, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4, AND 1 YEAR ON PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side

Your Vote Counts! SPARTANNASH COMPANY 2023 Annual Meeting Vote by May 23, 2023 11:59 PM EDT SPARTANNASH COMPANY C/O INVESTOR RELATIONS 850 76TH STREET SW P.O. BOX 8700 GRAND RAPIDS, MI 49518-8700 V09520-P92720 You invested in SPARTANNASH COMPANY and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting of Shareholders. This is an important notice regarding the availability of proxy material for the virtual meeting to be held on May 24, 2023. Get informed before you vote View the Notice and Proxy Statement, Annual Report and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 10, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Vote Virtually at the Annual Meeting of Shareholders* May 24, 2023 10:00 AM EDT Smartphone users Point your camera here and vote without entering a control number Virtually at: https://www.cesonlineservices.com/sptn23_vm *Please check the meeting details for any special requirements for meeting attendance. V1.2

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming Annual Meeting of Shareholders. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. Election of Eight Directors Nominees: 1a. M. Shân Atkins For 1b. Douglas A. Hacker For 1c. Julien R. Mininberg For 1d. Jaymin B. Patel For 1e. Hawthorne L. Proctor For 1f. Pamela S. Puryear, Ph.D. For 1g. Tony B. Sarsam For 1h. William R. Voss For 2. Advisory Approval of the Company’s Named Executive Officer Compensation. For 3. Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation. Year 1 4. Ratification of Selection of Deloitte & Touche LLP as the Company’s Independent Certified Public Accounting Firm for Fiscal 2023. For NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V09521-P92720